Exhibit 10.1 S1 HOLDCO, LLC A Delaware Limited Liability Company SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT Dated as of July 7, 2022 THE UNITS REPRESENTED BY THIS SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH UNITS MAY NOT BE SOLD, ASSIGNED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

TABLE OF CONTENTS Page Article 1. DEFINITIONS ............................................................................................................................. 1 Article 2. FORMATION OF LIMITED LIABILITY COMPANY ............................................................. 9 2.1 Formation and Tax Classification ....................................................................................... 9 2.2 Continuation of the Company ............................................................................................. 9 2.3 Company Name .................................................................................................................. 9 2.4 Term of Company ............................................................................................................... 9 2.5 Purposes ............................................................................................................................ 10 2.6 Limitation of Liability ...................................................................................................... 10 2.7 Title to Company Property................................................................................................ 10 Article 3. MANAGEMENT ....................................................................................................................... 10 3.1 Management of the Company ........................................................................................... 10 3.2 Officers ............................................................................................................................. 10 3.3 No Management by Members ........................................................................................... 10 3.4 Reliance by Third Parties .................................................................................................. 11 3.5 Personnel; Expenses; Insurance; Reimbursements; Related Party Transactions .............. 11 3.6 Restrictions on the Managing Member’s Authority ......................................................... 12 Article 4. MEMBERS, UNITS, CAPITAL CONTRIBUTIONS, CAPITAL ACCOUNTS ..................... 12 4.1 Identity of Members .......................................................................................................... 12 4.2 Units .................................................................................................................................. 12 4.3 Capital Contributions ........................................................................................................ 13 4.4 Capital Accounts ............................................................................................................... 13 4.5 Additional Ownership Interests ........................................................................................ 14 4.6 Advances ........................................................................................................................... 15 4.7 No Resignation or Withdrawal; No Interest ..................................................................... 15 4.8 Nature of Ownership Interest; No Partition ...................................................................... 15 4.9 Warrants ............................................................................................................................ 15 4.10 Authorization and Issuance of Additional Class A Units ................................................. 16 4.11 Repurchase or Redemption of Shares of Class A Common Stock ................................... 16 4.12 Managing Member Equity Awards. .................................................................................. 17 Article 5. ALLOCATIONS ........................................................................................................................ 19 5.1 Allocations of Profits and Losses ..................................................................................... 19 5.2 Regulatory Allocations ..................................................................................................... 19 5.3 Tax Allocations ................................................................................................................. 20 Article 6. DISTRIBUTIONS ...................................................................................................................... 21 6.1 Distributions...................................................................................................................... 21 6.2 Distributions In-Kind ........................................................................................................ 21 6.3 Tax Distributions .............................................................................................................. 21 6.4 Amounts Withheld ............................................................................................................ 22 6.5 Limitations on Distribution ............................................................................................... 23 Article 7. BOOKS AND RECORDS ......................................................................................................... 23 7.1 Books, Record and Financial Statements .......................................................................... 23

7.2 Accounting Methods ......................................................................................................... 23 7.3 Audit ................................................................................................................................. 23 Article 8. TAX MATTERS ........................................................................................................................ 24 8.1 Tax Matters Partner; BBA Rules ...................................................................................... 24 8.2 Section 754 Election ......................................................................................................... 25 8.3 Section 83(b) Elections ..................................................................................................... 25 8.4 Other Tax Matters ............................................................................................................. 26 8.5 Adverse Tax Consequences .............................................................................................. 26 Article 9. LIABILITY, EXCULPATION AND INDEMNIFICATION .................................................... 27 9.1 Exculpation ....................................................................................................................... 27 9.2 Indemnification by the Company...................................................................................... 27 9.3 Insurance ........................................................................................................................... 29 Article 10. RESTRICTIONS ON TRANSFERS OF OWNERSHIP INTERESTS ................................... 29 10.1 Transfers by the Managing Member ................................................................................. 29 10.2 Transfers by Members ...................................................................................................... 29 10.3 Certain Provisions Applicable to Transfers ...................................................................... 30 10.4 Pledges .............................................................................................................................. 30 10.5 Certain Transactions with Respect to the Managing Member .......................................... 30 Article 11. REDEMPTION ........................................................................................................................ 32 11.1 Redemption Right of a Member ....................................................................................... 32 11.2 Election and Contribution of the Managing Member ....................................................... 34 11.3 Direct Exchange Right of the Managing Member ............................................................ 35 11.4 Reservation of shares of Class A Common Stock; Listing; Certificate of Incorporation ..................................................................................................................... 36 11.5 Effect of Exercise of Redemption ..................................................................................... 36 11.6 Tax Treatment ................................................................................................................... 36 Article 12. DISSOLUTION, LIQUIDATION AND TERMINATION ..................................................... 36 12.1 Dissolution ........................................................................................................................ 36 12.2 Notice of Dissolution ........................................................................................................ 36 12.3 Liquidation ........................................................................................................................ 36 12.4 Termination ....................................................................................................................... 37 12.5 Claims of the Members ..................................................................................................... 37 Article 13. PROCEDURES FOR ACTIONS AND CONSENTS OF MEMBERS ................................... 37 13.1 Procedures for Actions and Consents of Members ........................................................... 37 13.2 Actions and Consents of Members ................................................................................... 37 Article 14. MISCELLANEOUS................................................................................................................. 38 14.1 Notices .............................................................................................................................. 38 14.2 Failure to Pursue Remedies .............................................................................................. 39 14.3 Cumulative Remedies ....................................................................................................... 39 14.4 Binding Effect ................................................................................................................... 39 14.5 Interpretation ..................................................................................................................... 39 14.6 Severability ....................................................................................................................... 39 14.7 Counterparts ...................................................................................................................... 39 14.8 Integration ......................................................................................................................... 39

14.9 Amendments ..................................................................................................................... 39 14.10 Headings ........................................................................................................................... 39 14.11 Governing Law ................................................................................................................. 40 14.12 Consent to Jurisdiction ...................................................................................................... 40 14.13 Waiver of Jury Trial .......................................................................................................... 40

1 WEIL:\97894030\6\78831.0005 US-DOCS\129073540.2WEIL:\97894030\10\78831.0005 S1 HOLDCO, LLC SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT This SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this “Agreement”) of S1 HoldCo, LLC, a Delaware limited liability company (the “Company”), is made and entered into and becomes effective as of the 7th day of July, 2022 by and among the Company, System1, Inc., a Delaware corporation, as the managing member of the Company (together with any successor managing member permitted pursuant to this Agreement, the “Managing Member”) and the Members. RECITALS WHEREAS, the Company was organized on July 25, 2017 under the name S1 HoldCo, LLC by filing a Certificate of Formation (the “Certificate”) with the office of the Secretary of State of the State of Delaware pursuant to the provisions of the Delaware Limited Liability Company Act (6 Del. C. §18-101 et. seq.), as amended from time to time (the “Act”); WHEREAS, the Company and certain other persons adopted that certain Fifth Amended and Restated Limited Liability Company Operating Agreement of S1 HoldCo, LLC, dated as of January 27, 2022 (the “Previous Agreement”); WHEREAS, subject to the Shareholders’ Agreement, dated January 27, 2022 (the “Effective Date”), by and among the Managing Member and the other parties thereto from time to time (the “Shareholders’ Agreement”), the Previous Agreement may be amended in accordance with Section 14.9 by the written consent of the Managing Member in its sole discretion without the approval of any other Member or other Person; and WHEREAS, in connection with the transactions contemplated by the Business Combination Agreement, dated as of June 28, 2021, as amended on November 30, 2021, January 10, 2022 and January 25, 2022 (as amended from time to time, the “Purchase Agreement”), by and among Trebia Acquisition Corp., a Cayman Islands limited company and predecessor to the Managing Member, the Company, System 1 SS Protected Holdings, Inc., a Delaware corporation, and the other parties named therein (as the same may be amended, modified or waived from time to time in accordance with its terms), the Members desire to amend and restate the Previous Agreement to, among other things: (i) reflect System1, Inc. as the Managing Member, (ii) recapitalize the Company to (x) reclassify the previous Class A Units (the “Previous Interests”) as set forth herein, (y) create two classes of units, Class A Units and Class B Units and (z) provide for the issuance of additional Units as contemplated by the Purchase Agreement and the issuance of the Warrants pursuant to the Warrant Agreements. NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows: AGREEMENT ARTICLE 1. DEFINITIONS As used in this Agreement, the following terms have the following meanings:

2 “Act” has the meaning given to such term in the recitals to this Agreement. “Action” means any claim, action, suit, charge, litigation, arbitration, mediation audit, notice of violation or citation received, or other proceeding at law or in equity (whether civil, criminal or administrative) by or before any Governmental Authority. “Adjusted Capital Account Deficit” means with respect to the Capital Account of any Member as of the end of any Fiscal Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Member’s Capital Account balance shall be: (a) reduced for any items described in Treasury Regulation Section 1.704- 1(b)(2)(ii)(d)(4), (5), and (6); and (b) increased for any amount such Member is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to minimum gain). “Affiliate” means with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise, and is not limited, for instance, to the ownership of more than fifty percent (50%) of the voting securities of a corporate Person. For purposes of this Agreement, no Member shall be deemed to be an Affiliate of any other Member solely as a result of membership in the Company. “Agreement” has the meaning given to such term in the Preamble. “Assumed Tax Rate” has the meaning set forth in Section 6.3. “BBA Rules” has the meaning set forth in Section 8.1.1. “Black-Out Period” means any “black-out” or similar period under the Managing Member’s policies covering trading in the Managing Member’s securities to which the applicable Redeeming Member is subject (or will be subject at such time as it owns Class A Common Stock), which period restricts the ability of such Redeeming Member to immediately resell shares of Class A Common Stock to be delivered to such Redeeming Member in connection with a Share Settlement. “Board” means the Board of Directors of the Managing Member. “Book Value” means, with respect to any Company property (including any property of any Subsidiary of the Company that is treated as a disregarded entity for U.S. federal income tax purposes), the Company’s adjusted basis for U.S. federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Section 1.704-1(b)(2)(iv)(d)-(g). “Business Day” means a day other than Saturday, Sunday or any other day which commercial banks in New York, New York are authorized or required by law to close “Capital Account” means, with respect to any Member, the account maintained for such Member in accordance with the provisions of this Agreement.

3 “Capital Contribution” means a contribution of money or other property by a Member to the Company. “Cash Settlement” means immediately available funds in U.S. dollars in an amount equal to the Redeemed Units Equivalent. “Certificate” has the meaning set forth in the Preamble. “Change of Control” means the occurrence of any of the following events: (1) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and excluding the Permitted Holders) becomes the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares of Class A Common Stock, Class C Common Stock, Class D Common Stock, preferred stock and/or any other class or classes of capital stock of the Managing Member (if any) representing in the aggregate more than fifty percent (50%) of the voting power of all of the outstanding shares of capital stock of the Managing Member entitled to vote; (2) the stockholders of the Managing Member approve a plan of complete liquidation or dissolution of the Managing Member or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Managing Member of all or substantially all of the Managing Member’s assets (including a sale of all or substantially all of the assets of the Company); or (3) there is consummated a merger or consolidation of the Managing Member with any other corporation or entity, and, immediately after the consummation of such merger or consolidation, the voting securities of the Managing Member immediately prior to such merger or consolidation do not continue to represent, or are not converted into, more than fifty percent (50%) of the combined voting power of, or economic interest in, the then outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof. Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Class A Common Stock, Class C Common Stock, Class D Common Stock, preferred stock and/or any other class or classes of capital stock of the Managing Member immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Managing Member immediately following such transaction or series of transactions. “Change of Control Date” has the meaning set forth in Section 10.5.1. “Change of Control Transaction” means any Change of Control that was approved by the Board prior to such Change of Control. “Class A Common Stock” means the Class A Common Stock, par value $0.0001 per share, of the Managing Member.

4 “Class A Unit” means the Units of Ownership Interest designated as the “Class A Units” herein and having the rights pertaining thereto as are set forth in this Agreement. “Class B Unit” means the Units of Ownership Interest designated as the “Class B Units” herein and having the rights pertaining thereto as are set forth in this Agreement. “Class C Common Stock” means the Class C Common Stock, par value $0.0001 per share, of the Managing Member. “Class D Common Stock” means the Class D Common Stock, par value $0.0001 per share, of the Managing Member. “Closing” means the closing of the transactions contemplated by the Purchase Agreement. “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement. “Common Units” has the meaning set forth in Section 4.2.1. “Class B Unit Redemption Price” means, with respect to any Redemption, the arithmetic average of the volume weighted average prices for a share of Class A Common Stock (or any class of stock into which it has been converted) on the Stock Exchange, or any other exchange or automated or electronic quotation system on which the Class A Common Stock trades, as reported by Bloomberg, L.P., or its successor, for each of the five (5) consecutive full trading days ending on and including the last full trading day immediately prior to the applicable Redemption Date, subject to appropriate and equitable adjustment (if any) for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock as determined by the Managing Member in good faith. If the Class A Common Stock no longer trades on the Stock Exchange or any other securities exchange or automated or electronic quotation system as of any particular Redemption Date, then the Managing Member (through a majority of its independent directors (within the meaning of the rules of the Stock Exchange)) shall determine the Class B Unit Redemption Price in good faith. “Company” has the meaning given to such term in the preamble to this Agreement. “Consent” means the consent to, approval of, or vote in favor of a proposed action by a Member given in accordance with Article 13 hereof “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person. “Corresponding Rights” means any rights issued with respect to a share of Class A Common Stock, Class C Common Stock, Class D Common Stock, or preferred stock pursuant to a “poison pill” or similar stockholder rights plan approved by the Board. “Covered Person” has the meaning set forth in Section 9.1.1. “Covered Proceeding” has the meaning set forth in Section 9.2.2.

5 “Direct Exchange” has the meaning set forth in Section 11.3. “Draft Tax Statements” has the meaning set forth in Section 8.4.2.3. “Effective Date” has the meaning set forth in the Preamble. “Election Notice” has the meaning set forth in Section 11.1.2. “Equity Securities” means, with regard to any Person, as applicable, (a) any capital stock, voting, partnership, membership, joint venture or other ownership or equity interests, or other share capital of such Person, (b) any debt or equity securities of such Person, directly or indirectly, convertible into or exchangeable for any capital stock, partnership, membership, joint venture or other ownership or equity interests, or other share capital (whether voting or non-voting, whether preferred, common or otherwise) of such Person or containing any profit participation features with respect to such Person, (c) any rights, warrants or options directly or indirectly to subscribe for or to purchase any capital stock, partnership, membership, joint venture or other ownership or equity interests, other share capital of such Person or securities containing any profit participation features with respect to such Person or directly or indirectly to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, partnership, membership, joint venture or other ownership interests, other share capital of such Person or securities containing any profit participation features with respect to such Person, (d) any share, unit or Ownership Interest appreciation rights, restricted stock awards, restricted stock units, phantom share rights, contingent interest or other similar rights relating to such Person, or (e) any equity securities of such Person issued or issuable with respect to the securities referred to in clauses (a) through (d) above in connection with a combination of shares, units or Ownership Interests or recapitalization, exchange, merger, consolidation or other reorganization (in each case (a) through (e), whether voting or nonvoting). “Estimated Tax Periods” means the periods from January 1 to March 31, from April 1 to June 30, from July 1 to September 30, and from October 1 to December 31, which may be adjusted by the Managing Member to the extent necessary to take into account changes in estimated tax payment due dates for U.S. federal income taxes under applicable law. “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any applicable rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations. “Exchange Election Notice” has the meaning set forth in Section 11.3. “Excluded Instruments” has the meaning set forth in Section 4.9. “Final Tax Statements” has the meaning set forth in Section 8.4.2.3. “Fiscal Year” means (i) any twelve (12) month period commencing on January 1 and ending on December 31 or (ii) any portion of the period described in clause (i) of this sentence for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Article 4, subject to, in either case for tax matters, Section 706 of the Code. “GAAP” means U.S. generally accepted accounting principles, in effect as of the date of determination thereof.

6 “Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, self-regulatory organization, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal. “Lender” has the meaning set forth in Section 10.4.2. “Managing Member” has the meaning set forth in the preamble. “Managing Member Equity Plan” means any stock incentive or equity purchase plan or other similar equity compensation plan now or hereafter adopted by the Managing Member, including the System1, Inc. 2022 Incentive Award Plan. “Member(s)” means as of any particular time any Person who is a Member. Any reference to a particular Member or holder of an Ownership Interest shall include successors and permitted transferees of such Member. “Member Schedule” has the meaning set forth in Section 7.1.1. “Minimum Gain” means “partnership minimum gain” determined pursuant to Treasury Regulation Section 1.704-2(d). “Optionee” means a Person to whom a Stock Option is granted under any Managing Member Equity Plan. “Ownership Interest” means the entire ownership interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which a Member may be entitled under this Agreement and the Act, together with the obligations of such Member to comply with all the terms and provisions of this Agreement with which such Member is required to comply. “Percentage Interest” means, with respect to any Member as of any time, the percentage determined by dividing the number of Units held by the Member as of such time by the total number of Units then outstanding. “Permitted Holder” means (i) the Founder Shareholders (as defined in the Shareholders’ Agreement) as of the Closing; (ii) any Permitted Transferee (as defined in the Shareholders’ Agreement) that becomes party to the Shareholders’ Agreement; (iii) any Affiliate of any of the foregoing; or (iv) any “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) in which the Persons referred to in the foregoing clauses (i) – (iii) beneficially own (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) in the aggregate, directly or indirectly, a majority of the voting power of the shares of Class A Common Stock, Class C Common Stock, and Class D Common Stock beneficially owned by such “group.” “Permitted Transfer” has the meaning set forth in Section 10.2.2. “Permitted Transferee” has the meaning set forth in Section 10.2.2. “Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind. “Previous Agreement” has the meaning set forth in the Recitals.

7 “Previous Interests” has the meaning set forth in the Recitals. “Profits” and “Losses” means, for each Fiscal Year or other applicable period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or other applicable period, determined in accordance with section 703(a) of the Code (but including in taxable income or loss for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to section 703(a)(1) of the Code), with the following adjustments: (i) any income of the Company exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition will be added to such taxable income or loss; (ii) any expenditures of the Company described in section 705(a)(2)(B) of the Code (or treated as expenditures described in section 705(a)(2)(B) of the Code pursuant to Treasury Regulation § 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or Losses pursuant to this definition will be subtracted from such taxable income or loss; (iii) depreciation, amortization, and gain or loss with respect to any property shall be computed with regard to the Book Value of the property; (iv) if the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property; (v) items of income, gain, loss or deduction attributable to the disposition of Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property; (vi) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis); and (vii) such other adjustments shall be made as are reasonably required in the good faith discretion of the Managing Member in order for the allocations under Article 5 to comply with section 704(b) of the Code and the Treasury Regulations promulgated thereunder. Items of Company income, gain, loss, deduction, and expense that are to be specially allocated under any provision hereof shall be computed in a manner consistent with the computation of “Profits and Losses.” “Pubco Offer” has the meaning set forth in Section 10.5.2. “Purchase Agreement” has the meaning set forth in the Recitals. “Redeemed Units Equivalent” means the product of (a) the applicable number of Redeemed Units, multiplied by (b) the Class B Unit Redemption Price. “Redeeming Member” has the meaning set forth in Section 11.1.1. “Redemption” has the meaning set forth in Section 11.1.1.

8 “Redemption Date” has the meaning set forth in Section 11.1.1. “Redemption Notice” has the meaning set forth in Section 11.1.1. “Redemption Right” has the meaning set forth in Section 11.1.1. “Registration Rights Agreement” means the Registration Rights Agreement, dated the Effective Date, by and among the Managing Member, and the other parties thereto from time to time. “Regulatory Allocations” has the meaning set forth in Section 5.2.6. “S1 Holdco VCU Plan” means the S1 Holdco, LLC 2017 Value Creation Unit Plan and the S1 Holdco, LLC Legacy Value Creation Unit Plan (together, and each as amended from time to time). “Securities” means any “security” as that term is defined in Section 2(1) of the Securities Act. “Securities Act” means the U.S. Securities Act of 1933 and the rules promulgated thereunder, each as amended from time to time. “Share Settlement” means a number of shares of Class A Common Stock (together with any Corresponding Rights) equal to the number of Redeemed Units. “State” means any state or commonwealth of the United States of America; the District of Columbia; the Commonwealth of Puerto Rico; and any other dependency, possession or territory of the United States of America. “Stock Exchange” means The New York Stock Exchange. “Stock Option” has the meaning set forth in Section 4.12. “Shareholders’ Agreement” has the meaning given to such term in the Preamble. “Subsidiary” means, with respect to a Person, any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member. “Tax Date” has the meaning set forth in Section 4.12.2.2. “Tax Distribution Amounts” has the meaning set forth in Section 6.3. “Tax Matters Partner” has the meaning set forth in Section 8.1.1. “Tax Receivable Agreement” means the Tax Receivable Agreement, dated as of the Effective Date, by and among the Company, the Managing Member and the other parties named therein. “Tax Withholding/Payment Amounts” has the meaning set forth in Section 6.4.

9 “Transfer” means, in respect of any Unit, security, property or other asset, any sale, assignment, transfer, distribution, exchange, mortgage, pledge, hypothecation or other disposition thereof, whether voluntarily or involuntarily or by operation of law, directly or indirectly, in whole or in part, including, without limitation, the exchange of any Unit for any other security. “Transferee” has the meaning set forth in Section 10.3. “Treasury Regulations” means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations). “Unitholder Representative” has the meaning set forth in the Purchase Agreement. “Units” means the Common Units. “Warrant Agreements” has the meaning set forth in Section 4.9. “Warrants” has the meaning set forth in Section 4.9. Other terms defined in this Agreement have the meanings so given them. ARTICLE 2. FORMATION OF LIMITED LIABILITY COMPANY 2.1 Formation and Tax Classification. The Company has been previously formed as a limited liability company under and pursuant to the Act. Each Member represents and warrants that such Member is duly authorized to join in this Agreement and that the person executing this Agreement on its behalf is duly authorized to do so. The Members intend that the Company will and shall continue to be classified as a partnership for federal, state and local income and franchise tax purposes and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment. The Members intend that the Company shall not be a partnership (including, without limitation, a limited partnership) for any other purpose. 2.2 Continuation of the Company. The Members hereby continue the Company as a limited liability company under the Act and agree to operate the Company on the terms and subject to the conditions and for the purposes and the term set forth herein. The rights and obligations of the Members shall be as provided in the Act, except as expressly provided herein. As of the Effective Date, any previous agreement for the formation, organization, or governance of the Company (including, but not limited to, the Previous Agreement) is hereby superseded and amended by substituting this Agreement in its entirety. The Managing Member shall, from time to time, execute or cause to be executed all such certificates, instruments and other documents, and do, make, or cause to be done or made all such filings, recordings, publishings and other acts as the Managing Member may deem necessary or appropriate to comply with the requirements of law for the continuation and operation of the Company in all jurisdictions in which the Company shall desire to conduct its business. 2.3 Company Name. The name of the Company is “S1 HoldCo, LLC.” The business of the Company shall be conducted under such name or such other name as shall be designated from time to time by the Managing Member in compliance with the Act. 2.4 Term of Company. The term of the Company shall be deemed to have commenced on the date that the Certificate of the Company was initially filed with the Secretary of State of the State of

10 Delaware and shall continue until dissolved or otherwise terminated pursuant to this Agreement or the laws of the State of Delaware. 2.5 Purposes. The Company has been formed for the object and purpose of engaging in any lawful act or activity for which a limited liability company may be organized under the Delaware Act. 2.6 Limitation of Liability. Except as provided in the Act or as expressly provided in this Agreement, no Member of the Company shall be obligated personally for any debt, obligation, or liability of the Company or of any other Member solely by reason of being a Member of the Company. In no event shall any Member or former Member (i) be obligated to make any capital contribution or payment to or on behalf of the Company except as expressly provided for in this Agreement, (ii) have any liability in its capacity as a Member in excess of such Member’s obligation to make capital contributions or other payments pursuant to Section 4.4 and any other payments expressly provided for in this Agreement or (iii) have any liability to return distributions received by such Member from the Company except as otherwise specifically provided in this Agreement or other related agreements, as expressly agreed to in another writing, or as may be required by applicable law. 2.7 Title to Company Property. Title to Company property may be held in the name of the Company or a nominee of the Company. ARTICLE 3. MANAGEMENT 3.1 Management of the Company. The business and affairs of the Company will be managed by and under the direction of the Managing Member. Subject to the terms of this Agreement, including, without limitation, Section 3.6, the Managing Member will have full, exclusive, and complete discretion to manage and control the business and affairs of the Company and, except as expressly otherwise provided in this Agreement as it may be amended from time to time, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary, appropriate, advisable, incidental, or convenient to accomplish the purposes of the Company as set forth herein. The Managing Member will have the sole power to bind the Company, except and to the extent that such power is expressly delegated by the Managing Member pursuant to Section 3.2. Any reference in this Agreement to a decision, determination, or other action which may be made or taken by the Managing Member shall mean that such decision, determination, or other action may be made or taken in the sole and absolute discretion of the Managing Member (or in the sole and absolute discretion of any Person to whom the Managing Member has expressly delegated the authority or duty to make or take such decision, determination, or other action pursuant to Section 3.2). The Managing Member may not be removed. 3.2 Officers. The Managing Member may, from time to time, delegate to one or more Persons (including any other Member, any officer of the Company or of any Member, or any member, partner, shareholder, or Affiliate of any Member) such authority and duties and assign such titles to such Persons as the Managing Member shall determine. Any such delegation pursuant to this Section 3.2 may be revoked at any time by the Managing Member. 3.3 No Management by Members. No Member (other than the Managing Member, in its capacity as such) will take part in the day-to-day management, operation, or control of the business and affairs of the Company. Except and only to the extent expressly provided for in this Agreement and as delegated by the Managing Member, no Member or other Person, other than the Managing Member, will be an agent of the Company or have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company. Notwithstanding the foregoing,

11 nothing in this Section 3.3 shall limit the rights of any Person under the Purchase Agreement or the Tax Receivable Agreement. 3.4 Reliance by Third Parties. Any Person dealing with the Company or the Managing Member may rely upon a certificate signed by the Managing Member as to: (a) the identity of any officers of the Managing Member, any officer of the Company, or any Member thereof; (b) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the Managing Member or in any other manner germane to the affairs of the Company; (c) the Persons who are authorized to execute and deliver any agreement, instrument, or document of or on behalf of the Company; or (d) any act or failure to act by the Company or as to any other matter whatsoever involving the Company or any Member. 3.5 Personnel; Expenses; Insurance; Reimbursements; Related Party Transactions. 3.5.1 The Company may employ or contract with personnel to carry on the Company’s business. Subject to the terms of any employment, consulting, or other contract to which the Company or any of its Subsidiaries is a party and to any other provision of this Agreement, the Managing Member may employ, dismiss from employment, terminate and determine the compensation of any and all employees, agents, independent contractors, attorneys, accountants, and such other persons as it shall determine to be necessary, advisable, incidental, or convenient. Without limiting the generality of the foregoing, the Company may employ or contract any Person who is a Member or a member, partner, shareholder, or Affiliate of a Member. 3.5.2 The Managing Member may cause the Company to purchase, at the Company’s expense, (i) such liability, casualty, property, life, and other insurance as the Managing Member in its discretion deems necessary, advisable, incidental, or convenient to protect the Company’s assets and personnel against loss or claims of any nature, and (ii) any insurance covering the potential liabilities of any contractor for, or agent or employee of, the Company or the Managing Member, and any of the officers, directors and employees of the Managing Member or the Company, and potential liabilities of the Managing Member or any other Person serving at the request of the Managing Member as a director and/or officer of a corporation or official of any other entity in which the Company has an investment; provided, however, the Managing Member shall not be liable to the Company or other Members for its failure to purchase any insurance or its failure to purchase insurance with adequate coverage. 3.5.3 The Company may reimburse the Members, officers, and employees of the Company for all out-of-pocket expenses incurred by such Persons on behalf of the Company in accordance with such reimbursement policies as may be established by the Managing Member, as such policies may be limited by the terms of any applicable employment agreement and any agreement that may be entered into among the Members amending the terms of this Agreement. In addition, the Company shall reimburse and indemnify and hold harmless the Managing Member for the direct and indirect costs of carrying on its business, including without limitation, (i) operating, administrative and other similar costs, (ii) any insurance, legal, tax, accounting and other professional fees and expenses (but, for the avoidance of doubt, excluding any income tax liabilities of the Managing Member (which shall include any withholding tax liabilities with respect to the Managing Member)), (iii) fees and expenses

12 related to any securities offering, investment or acquisition transaction authorized by the Managing Member, (iv) other fees and expenses in connection with the maintenance of the existence of the Managing Member, (v) any other liabilities of the Managing Member to the extent permitted by law, and (vi) any costs or expenses with respect to directors, officers or employees of the Managing Member. The Managing Member’s reasonable determination of which expenses may be reimbursed to a Member or officer of the Company, as applicable, and the amount of such expenses, shall be conclusive and binding on the Members. Such reimbursement shall be treated as an expense of the Company and shall not be deemed to constitute a distributive share of the Profits or a distribution or return of capital to any Member. 3.5.4 The Company may engage in any transaction or contract with any Member or Affiliate of a Member or any employee or officer of such Member or Affiliate of a Member, on such terms and conditions as may be prescribed by the Managing Member in its discretion. 3.6 Restrictions on the Managing Member’s Authority. 3.6.1 The Managing Member may not take any action in contravention of an express prohibition or limitation of this Agreement without the Consent of the Members (other than the Managing Member), and may not, without limitation: (a) take any action that would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement; (b) perform any act that would subject a Member to personal liability in any jurisdiction or any other liability except as provided herein or under the Act; or (c) enter into any contract, mortgage, loan or other agreement that expressly prohibits or restricts (i) the Managing Member or the Company from performing its specific obligations under Section 11.1 hereof or (ii) a Member from exercising its rights under Section 11.1 hereof to effect a Redemption. ARTICLE 4. MEMBERS, UNITS, CAPITAL CONTRIBUTIONS, CAPITAL ACCOUNTS 4.1 Identity of Members. The names and addresses of the Members of the Company as of the Effective Date are set forth on Exhibit A hereto. 4.2 Units. 4.2.1 As of the Effective Date, each Member’s Ownership Interest in the Company shall be represented by Units, which may be divided into one or more types, classes or series, or subseries of any type, class or series, with each type, class or series, or subseries thereof, having the rights and privileges, as determined by the Managing Member in accordance with this Agreement. The classes of Units as of the Effective Date are as follows: Class A Units and Class B Units (together, the “Common Units”). The Members shall have no right to vote on any matter, except as specifically set forth in this Agreement, or as may be required under the Delaware Act. Any such vote shall be at a meeting of the Members entitled to vote or in writing as provided herein. 4.2.2 The number of Class A Units that were issued and outstanding and held by the Members immediately prior to the Effective Date are as set forth in Exhibit B hereto and are hereby converted, as of the Effective Date, into the number of Class B Units set forth opposite the name of the

13 respective Member as set forth in Exhibit B hereto under the heading “Converted Class B Units”, and such Class B Units are hereby issued and outstanding as of the Effective Date and the holders of such Class B Units are Members hereunder. Exhibit B hereto also reflects the Class A Units and Warrants issued to the Managing Member in connection with the transactions contemplated by the Purchase Agreement. 4.2.3 The Common Units shall have such economic rights and interests and legal rights and obligations as are set forth in this Agreement. 4.2.4 All holders of Common Units shall be entitled to the allocations of Profit and Loss (and items of income, gain, loss, and deduction) provided by Article 5 and the distributions described in Article 6. 4.2.5 The Managing Member may cause the Company to authorize and issue from time to time such other Units or other Equity Securities of any type, class or series, in each case, having the designations, preferences and/or special rights as may be determined by the Managing Member. Such Units or other Equity Securities may be issued pursuant to such agreements as the Managing Member shall approve in its sole discretion. When any such other Units or other Equity Securities are authorized and issued, the Member Schedule and this Agreement shall be amended by the Managing Member to reflect such additional issuances and the resulting dilution, which shall be borne pro rata by all Members based on their Common Units. The Managing Member shall have the right to authorize and cause the Company to issue an unlimited number of Units. 4.2.6 Except as otherwise determined by the Managing Member, the Company shall not in any manner effect any subdivision (by any stock or Unit split, stock or Unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or Unit split, reclassification, reorganization, recapitalization or otherwise) of the outstanding Common Units unless accompanied by a substantively identical subdivision or combination, as applicable, of the outstanding Equity Securities of the Managing Member, with corresponding changes made with respect to any other exchangeable or convertible securities, to maintain at all times a one-to- one ratio between the number of Common Units owned by the Managing Member and the number of outstanding shares of Class A Common Stock. For each Common Unit issued to a Member other than the Managing Member, the Managing Member shall issue to such Member one share of Class C Common Stock. 4.2.7 Unless the Managing Member otherwise consents, Units will not be represented by certificates. Notwithstanding the foregoing sentence, the Managing Member will provide Members with Units represented by certificates to facilitate pledges pursuant to Section 10.4 or Transfers otherwise permitted by Article 10 of this Agreement. 4.3 Capital Contributions. No Member will be required to make any Capital Contributions to the Company or to lend any funds to the Company unless all the Members agree. No Member will have any personal liability for the payment or repayment of any Capital Contribution of any other Member or its predecessor. 4.4 Capital Accounts. 4.4.1 A Capital Account shall be established and maintained for each Member in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv) and, to the extent consistent with said Treasury Regulations, in accordance with Section 4.4.2, Section 4.4.3, Section 4.4.4, and Section 4.4.5 for items accounted for from and after the date of this Agreement.

14 4.4.2 The Capital Account of each Member shall be credited with: (i) the amount of any Capital Contribution made in cash by such Member; (ii) the fair market value (net of any liabilities the Company is considered to assume or take subject to under Section 752 of the Code) of any Capital Contribution made in property other than cash by such Member (as determined in good faith by the Managing Member); (iii) allocations to such Member of Profits pursuant to Article 5; and (iv) any other item required to be credited for proper maintenance of capital accounts by the Treasury Regulations under Section 704(b) of the Code. 4.4.3 A Member’s Capital Account shall be debited with: (i) the amount of any cash distributed to such Member; (ii) the fair market value (net of liabilities that such Member is considered to assume or take subject to under Section 752 of the Code) of any property other than cash distributed to such Member (as determined in good faith by the Managing Member); (iii) allocations to such Member of Losses pursuant to Article 5; and (iv) any other item required to be debited for proper maintenance of capital accounts by the Treasury Regulations under Section 704(b) of the Code. 4.4.4 The Company may (in the discretion of the Managing Member), upon the occurrence of the events specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f) or as otherwise provided in the Treasury Regulations, increase or decrease the Capital Accounts of the Members in accordance with the rules of such Treasury Regulation and Treasury Regulation Section 1.704- 1(b)(2)(iv)(g) to reflect a revaluation of Company property. The fair market value of Company property used to determine such increases or decreases shall be determined in good faith by the Managing Member. 4.4.5 Following the date hereof, upon any permitted Transfer by a Member of an Ownership Interest in accordance with the terms of this Agreement, so much of the Capital Account of the Transferor as is attributable to the Ownership Interest Transferred shall be Transferred to the Capital Account of the Transferee. 4.5 Additional Ownership Interests. 4.5.1 The Managing Member shall have the right to cause the Company to create and/or issue Equity Securities of the Company (including other classes, groups or series thereof having such relative rights, powers, and/or obligations as may from time to time be established by the Managing Member, including rights, powers, and/or obligations different from, senior to or more favorable than existing classes, groups and series of Equity Securities of the Company), in which event the Managing Member shall have the power to amend this Agreement to reflect such additional issuances and to make any such other amendments as the Managing Member reasonably and in good faith deems necessary to reflect such additional issuances (including amending this Agreement to increase the authorized number of Equity Securities of any class, group or series, to create and authorize a new class, group or series of Equity Securities and to add the terms of such new class, group or series of Equity Securities including economic and governance rights which may be different from, senior to or more favorable than the other existing Equity Securities), in each case without the Consent of any Member. In connection with any issuance of Equity Securities of the Company pursuant to this Section 4.5.1, each Person who acquires such Equity Securities shall execute a counterpart to this Agreement, accepting and agreeing to be bound by all terms and conditions hereof. Each Person who acquires Equity Securities of the Company may be required in exchange for such Equity Securities to make a Capital Contribution to the Company in an amount to be determined by the Managing Member. 4.5.2 The Company may issue preferred Ownership Interests, which may have such designations, preferences, and relative, optional or other special rights as shall be fixed by the Managing Member and, notwithstanding any provision to the contrary contained herein, the Managing Member

15 may, without the Consent of any Member, make such amendments to this Agreement as are necessary or appropriate to effect the terms and conditions of any such issuance. 4.5.3 Each Person who subscribes for an additional Ownership Interest and satisfies the conditions established by the Managing Member shall be admitted to the Company as a Member in respect of said Ownership Interest, effective upon the execution by such Person of a counterpart of this Agreement, without the Consent of the Members. 4.6 Advances. If any Member advances any funds to the Company, the amount of such advance will neither increase its Capital Account nor entitle it to any increase in its share of the distributions of the Company. The amount of any such advance will be a debt obligation of the Company to such Member (which may be evidenced by a promissory note) and, unless otherwise specifically provided in this Agreement, will be repaid to it by the Company with interest at a rate equal to (a) an annual floating rate equal to the average bank prime lending rate as published in the Wall Street Journal from time to time or (b) such higher rate as may be approved by all the Members, and upon such other terms and subject to such other conditions as may be determined by the Managing Member. Unless otherwise specifically provided in this Agreement, any such advance will be payable and collectible only out of Company assets, and the other Members will not be personally obligated to repay any part thereof. No Person who makes any such loan to the Company will have or acquire, as a result of making such loan, any direct or indirect interest in the profits, capital or property of the Company, other than as a creditor. 4.7 No Resignation or Withdrawal; No Interest. Except as approved by the Managing Member in its sole discretion or as expressly provided herein, a Member (i) may not resign, withdraw, or dissociate from the Company prior to the dissolution and winding up of the Company in accordance with the provisions of Article 12 or in connection with a Transfer of all of such Member’s Ownership Interests, (ii) may not receive the return of, or interest on, its Capital Contribution, Capital Account, or other amount, and (iii) shall not have the right to petition or to take any action to subject Company assets or any part thereof to the authority of any court or other governmental body in connection with any bankruptcy, insolvency, receivership or similar proceeding. 4.8 Nature of Ownership Interest; No Partition. An Ownership Interest shall for all purposes be personal property. A Member has no interest in specific Membership property. Each Member waives any and all rights that it may have to maintain an action for partition of the Company’s property. 4.9 Warrants. On the Effective Date, in connection with the transactions contemplated by the Purchase Agreement, the Company has issued warrants to purchase Class A Units (the “Warrants”) to the Managing Member as set forth on Exhibit B hereto pursuant to warrant agreements (the “Warrant Agreements”) entered into between the Company and the Managing Member as of the Effective Date. Upon the valid exercise of a Warrant in accordance with the applicable Warrant Agreement, the Company shall issue to the Managing Member the number of Class A Units, free and clear of all liens and encumbrances other than those arising under applicable securities laws and this Agreement, to be issued in connection with such exercise. Excluding warrants, options or similar instruments governed by Section 4.12 (the “Excluded Instruments”), which shall be governed by such section, in the event any holder of a warrant (other than an Excluded Instrument) to purchase shares of Class A Common Stock (the “Upstairs Warrants”) exercises an Upstairs Warrant, then the Managing Member agrees that it shall cause a corresponding exercise (including by effecting such exercise in the same manner, i.e., by payment of a cash exercise price or on a cashless basis) of a Warrant with similar terms held by it, such that the number of shares of Class A Common Stock issued in connection with the exercise of such Upstairs Warrant shall match with a corresponding number of Class A Units issued by the Company pursuant to the Warrant Agreements. The Managing Member agrees that it will not exercise any Warrants other than

16 in connection with the corresponding exercise of an Upstairs Warrant. In the event an Upstairs Warrant is redeemed, the Company will redeem a Warrant with similar terms held by the Managing Member. 4.10 Authorization and Issuance of Additional Class A Units. 4.10.1 The Company shall undertake all actions, including, without limitation, an issuance, reclassification, distribution, division, combination or recapitalization, with respect to the Class A Units, to maintain at all times a one-to-one ratio between the number of Class A Units owned by the Managing Member, directly or indirectly, and the number of outstanding shares of Class A Common Stock, disregarding, for purposes of maintaining the one-to-one ratio, (i) unvested shares of Class A Common Stock, (ii) treasury stock or (iii) preferred stock or other debt or equity securities (including without limitation warrants, options or rights) issued by the Managing Member that are convertible into or exercisable or exchangeable for Class A Common Stock (including the Class D Common Stock) (except to the extent the net proceeds from such other securities, including any exercise or purchase price payable upon conversion, exercise or exchange thereof, has been contributed by the Managing Member to the equity capital of the Company). In the event the Managing Member issues, transfers or delivers from treasury stock, or upon the vesting and conversion to class of common stock of any shares of Class D Common Stock, or repurchases Class A Common Stock in a transaction not contemplated in this Agreement, the Managing Member shall take all actions such that, after giving effect to all such issuances, conversions, transfers, deliveries or repurchases, the number of outstanding Class A Units owned by the Managing Member will equal on a one-for-one basis the number of outstanding shares of Class A Common Stock. In the event the Managing Member issues, transfers or delivers from treasury stock or repurchases or redeems the Managing Member’s preferred stock in a transaction not contemplated in this Agreement, the Managing Member shall have the authority to take all actions such that, after giving effect to all such issuances, transfers, deliveries, repurchases or redemptions, the Managing Member holds (in the case of any issuance, transfer or delivery) or ceases to hold (in the case of any repurchase or redemption) equity interests in the Company which (in the good faith determination of the Managing Member) are in the aggregate substantially equivalent to the outstanding preferred stock of the Managing Member so issued, transferred, delivered, repurchased or redeemed. Except as specifically contemplated by this Agreement, to maintain at all times a one-to-one ratio between the number of Class A Units owned by the Managing Member and the number of outstanding shares of Class A Common Stock, the Company shall not undertake any subdivision (by any Class A Unit split, Class A Unit distribution, reclassification, recapitalization or similar event) or combination (by reverse Common Unit split, reclassification, recapitalization or similar event) of the Class A Units that is not accompanied by an identical subdivision or combination of Class A Common Stock, unless such action is necessary to maintain at all times a one-to-one ratio between the number of Class A Units owned directly or indirectly by the Managing Member and the number of outstanding shares of Class A Common Stock as contemplated by the first sentence of Section 4.4.1. In addition, the Company and the Members shall undertake all actions that the Managing Member in its reasonable discretion determines are necessary, including, without limitation, an issuance, reclassification, distribution, division, combination or recapitalization, with respect to the Class A Units, to maintain at all times a one-to-one ratio between the number of Class B Units owned by any Member (other than the Managing Member), directly or indirectly, and the number of outstanding shares of Class C Common Stock owned by such Member. 4.10.2 The Company shall only be permitted to issue additional Common Units, and/or establish other classes of Ownership Interests to the Persons and on the terms and conditions provided for in Section 4.5, this Section 4.10 or Section 4.12. 4.11 Repurchase or Redemption of Shares of Class A Common Stock. If, at any time, any shares of Class A Common Stock are repurchased or redeemed (whether by exercise of a put or call, automatically or by means of another arrangement) by the Managing Member for cash, then the

17 Managing Member shall cause the Company, immediately prior to such repurchase or redemption of Class A Common Stock, to redeem a corresponding number of Class A Units held by the Managing Member, at an aggregate redemption price equal to the aggregate purchase or redemption price of the shares of Class A Common Stock being repurchased or redeemed by the Managing Member (plus any expenses related thereto) and upon such other terms as are the same for the shares of Class A Common Stock being repurchased or redeemed by the Managing Member. Notwithstanding the foregoing, the provisions of this Section 4.11 shall not apply in the event that such repurchase of shares of Class A Common Stock is paired with a stock split or stock dividend such that after giving effect to such repurchase and subsequent stock split or stock dividend there shall be outstanding an equal number of shares of Class A Common Stock as were outstanding prior to such repurchase and subsequent stock split or stock dividend. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any repurchase or redemption if such repurchase or redemption would violate any applicable law. 4.12 Managing Member Equity Awards. 4.12.1 Options Granted to Service Providers. If at any time or from time to time, an option to purchase shares of Class A Common Stock that was granted under any Managing Member Equity Plan to an employee or other service provider of the Company or its Subsidiaries (or any stock appreciation right or similar award, collectively, a “Stock Option”) is duly exercised: 4.12.1.1 For each share of Class A Common Stock with respect to which the Stock Option is exercised, the Managing Member shall be considered to have sold to the Optionee, and the Optionee shall be considered to have purchased from the Managing Member, for a cash price per share equal to the value of a share of Class A Common Stock at the time of the exercise, a number of shares of Class A Common Stock equal to the quotient of (x) the per share exercise price of such Stock Option divided by (y) the value of a share of Class A Common Stock at the time of such exercise (provided, that if such Stock Option is exercised on a cashless basis, no such shares of Class A Common Stock shall be considered to have been purchased by the Optionee pursuant to this Section 4.12.1.1). 4.12.1.2 The Managing Member shall be considered to have sold to the Company (or if the Optionee is an employee of, or other service provider to, a Subsidiary of the Company, the Managing Member shall be considered to have sold to such Subsidiary), and the Company (or such Subsidiary, as applicable) shall be considered to have purchased from the Managing Member, a number of shares of Class A Common Stock equal to the excess of (x) the number of shares of Class A Common Stock as to which such Stock Option is being exercised over (y) the number of shares of Class A Common Stock sold to the Optionee pursuant to Section 4.12.1.1 hereof (provided, that if such Stock Option is exercised on a cashless basis, the Managing Member shall be considered to have sold to the Company (or an applicable Subsidiary of the Company) the number of shares of Class A Common Stock into which such Stock Option is settled on a cashless basis). The purchase price per share of Class A Common Stock for such sale of shares of Class A Common Stock to the Company (or such Subsidiary) shall be the fair market value of a share of Class A Common Stock as of the date of exercise of such Stock Option (as determined in good faith by the Managing Member). 4.12.1.3 The Company shall be considered to have transferred to the Optionee (or if the Optionee is an employee of, or other service provider to, a Subsidiary of the Company, the Subsidiary shall transfer to the Optionee) at no additional cost to such Optionee and as additional compensation to such Optionee, the number of shares of Class A Common Stock described in Section 4.12.1.1.

18 4.12.1.4 The Managing Member shall be considered to have made a Capital Contribution to the Company in an amount equal to all proceeds considered to have been received by the Managing Member pursuant to Section 4.12.1.1 and Section 4.12.1.2 in connection with the exercise of such Stock Option. The Managing Member shall receive for such Capital Contribution, a number of Class A Units equal to the number of shares of Class A Common Stock for which such Stock Option was exercised (or, if such Stock Option is exercised on a cashless basis, the number of shares of Class A Common Stock into which such Stock Option is settled on a cashless basis). 4.12.2 Restricted Stock Granted to Service Providers. If at any time or from time to time, in connection with any Managing Member Equity Plan, any shares of Class A Common Stock are issued to an employee of the Company or its Subsidiaries (including (i) any shares of Class A Common Stock that are subject to forfeiture in the event such employee terminates his or her employment with the Company or any Subsidiary, and (ii) any shares of Class A Common Stock issued in settlement of restricted stock units or any other non-Stock Option award under a Managing Member Equity Plan) in consideration for services performed for the Company or any Subsidiary: 4.12.2.1 The Managing Member shall issue such number of shares of Class A Common Stock as are to be issued to such employee in accordance with the applicable Managing Member Equity Plan; 4.12.2.2 on the date (such date, the “Tax Date”) that the value of such shares is includible in taxable income of such employee, the following events will be deemed to have occurred: (A) the Managing Member shall be deemed to have sold such shares of Class A Common Stock to the Company (or if such employee is an employee of, or other service provider to, a Subsidiary, to such Subsidiary) for a purchase price equal to the value of such shares of Class A Common Stock on the Tax Date, (B) the Company (or such Subsidiary) shall be deemed to have delivered such shares of Class A Common Stock to such employee, (C) the Managing Member shall be deemed to have contributed the purchase price described in clause (A) for such shares of Class A Common Stock to the Company as a Capital Contribution and (D) in the case where such employee is an employee of a Subsidiary, the Company shall be deemed to have contributed such amount (whether directly or via successive contributions through intermediate Subsidiaries) to the capital of the Subsidiary; and 4.12.2.3 the Company shall issue to the Managing Member on the Tax Date a number of Class A Units equal to the number of shares of Class A Common Stock issued under Section 4.12.2.1 in consideration for a Capital Contribution that the Managing Member is deemed to make to the Company pursuant to clause (C) of Section 4.12.2.2 above. 4.12.3 Future Managing Member Equity Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the Managing Member from adopting, modifying or terminating stock incentive plans for the benefit of employees, directors or other business associates of the Managing Member, the Company or any of their respective Affiliates. The Members acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the Managing Member, the Managing Member and the Company and their Affiliates shall be entitled to administer such plans in a manner consistent with the provisions of this Section 4.12, and that the Managing Member and the Company may make any amendments that are necessary or advisable to this Section 4.12 to accommodate such administration, without the requirement of any further Consent or acknowledgement of any other Member.

19 ARTICLE 5. ALLOCATIONS 5.1 Allocations of Profits and Losses. 5.1.1 Except as otherwise provided herein, each item of income, gain, loss or deduction of the Company (determined in accordance with U.S. tax principles as applied to the maintenance of capital accounts) shall be allocated among the Capital Accounts of the Members as of the end of each Fiscal Year or as circumstances otherwise require or allow, in a manner that as closely as possible causes each Member’s Capital Account balance to equal the amount that would be distributed to such Member if the Company sold all of its assets for their Book Values, repaid all of its liabilities and distributed the balance pursuant to Article 12. 5.1.2 If during any Fiscal Year there is a change in any Member’s Ownership Interest as a result of the admission of one or more Members, the withdrawal of a Member, or a Transfer of an Ownership Interest, the Profits, Losses, or any other item allocable to the Members under this Agreement for the Fiscal Year shall, subject to the terms of the Purchase Agreement (and for the avoidance of doubt, to the extent there is a conflict between this Section 5.1.2 and Section 12.05 of the Purchase Agreement, Section 12.05 of the Purchase Agreement shall control), be allocated among the Members so as to reflect their varying interests in the Company during the Fiscal Year, using any permissible method convention or extraordinary item under section 706 of the Code and the Treasury Regulations promulgated thereunder, as reasonably selected by the Managing Member (and, with respect to any Fiscal Year that includes the closing of the transactions contemplated by the Purchase Agreement, in consultation with the Unitholder Representative). In furtherance of the foregoing, any such permissible method, convention or extraordinary item selected by the Managing Member shall be set forth in a dated, written statement maintained with the Company’s books and records. The Members hereby agree that any such selection by the Managing Member is made by “agreement of the partners” within the meaning of Treasury Regulation Section 1.706-4(f). 5.2 Regulatory Allocations. 5.2.1 Losses attributable to partner nonrecourse debt (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). If there is a net decrease during a Fiscal Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)), Profits for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) shall be allocated to the Members in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(i)(4). 5.2.2 Nonrecourse deductions (as determined according to Treasury Regulation Section 1.704-2(b)(1)) for any Fiscal Year shall be allocated pro rata among the Members in accordance with their Percentage Interests. Except as otherwise provided in Section 5.2.1, if there is a net decrease in the Minimum Gain during any Fiscal Year, each Member shall be allocated Profits for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(f). This Section 5.2.2 is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulation Section 1.704-2(f), and shall be interpreted in a manner consistent therewith. 5.2.3 If any Member that unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Fiscal Year, computed after the application of Sections 5.2.1 and 5.2.2 but before the application of any other provision of this Article 5, then Profits for such Fiscal

20 Year shall be allocated to such Member in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 5.2.3 is intended to be a qualified income offset provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith. 5.2.4 If the allocation of Losses to a Member as provided in Section 5.1 would create or increase an Adjusted Capital Account Deficit, there shall be allocated to such Member only that amount of Losses as will not create or increase an Adjusted Capital Account Deficit. The Losses that would, absent the application of the preceding sentence, otherwise be allocated to such Member shall be allocated to the other Members in accordance with their relative Percentage Interests, subject to this Section 5.2.4. 5.2.5 Profits and Losses described in clause (vi) of the definition of “Profits” and “Loss” shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(j), (k) and (m). 5.2.6 The allocations set forth in Section 5.2.1 through and including Section 5.2.5 (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Profit and Loss of the Company or make distributions. Accordingly, notwithstanding the other provisions of this Article 5, but subject to the Regulatory Allocations, income, gain, deduction and loss shall be reallocated among the Members so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Members to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Members anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction and loss) among the Members so that the net amount of the Regulatory Allocations and such special allocations to each such Member is zero. 5.2.7 Allocations and other adjustments with respect to any “non-compensatory options” (as defined in Treasury Regulation Section 1.721-2(f)), shall be made in accordance with the Treasury Regulations including Treasury Regulations Section 1.721-2. 5.3 Tax Allocations. 5.3.1 The income, gains, losses, deductions and credits of the Company will be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and credits among the Members for computing their Capital Accounts; provided that if any such allocation is not permitted by the Code or other applicable law, the Company’s subsequent income, gains, losses, deductions and credits will be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts. 5.3.2 Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Section 704(c) of the Code so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value using any proper method reasonably selected by the Managing Member.

21 5.3.3 If the Book Value of any Company asset is adjusted pursuant to Section 4.4.4, subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value using any proper method reasonably selected by the Managing Member. 5.3.4 Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Members as reasonably determined by the Managing Member taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii). 5.3.5 For purposes of determining a Member’s share of the Company’s “excess nonrecourse liabilities” within the meaning of Treasury Regulation Section 1.752-3(a)(3), each Member’s interest in income and gain shall be determined pursuant to any proper method, as reasonably determined by the Managing Member. 5.3.6 Allocations pursuant to this Section 5.3 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses distributions or other items. ARTICLE 6. DISTRIBUTIONS 6.1 Distributions. Distributions shall be made to the Members, as and when determined by the Managing Member, pro rata in accordance with their respective Percentage Interests. Except (a) for pro rata distributions to the Members in accordance with this Section 6.1 and Section 6.2, (b) for distributions in accordance with Section 6.3 or (c) as authorized by written Consent of the Unitholder Representative, the Company shall not make any distributions (in cash or in kind) or dividend payments to any Member. 6.2 Distributions In-Kind. To the extent that the Company makes pro rata distributions of property in-kind to the Members, the Company shall be treated as making a distribution equal to the fair market value of such property for purposes of Section 6.1 and such property shall be treated as if it were sold for an amount equal to its fair market value. Any resulting gain or loss shall be allocated to the Members’ Capital Accounts in accordance with Article 5. The fair market value of such property shall be determined in good faith by the Managing Member. 6.3 Tax Distributions. The Managing Member shall cause the Company to make distributions to each Member (“Tax Distributions”), pro rata in proportion to each Member’s respective Percentage Interests in an amount such that the Member with the highest Tax Distribution Amount per Common Unit receives an amount equal to such Member’s Tax Distribution Amount, on a quarterly basis at least five (5) days prior to the date on which any estimated tax payments are due, in order to permit each Member to timely pay its estimated tax obligations for each such Estimated Tax Period (or portion thereof) (and solely in the case of the Managing Member, to satisfy its obligations under the Tax Receivable Agreement). The “Tax Distribution Amount” for a Member for an Estimated Tax Period (or portion thereof) shall be equal to (i) the product of (A) the highest marginal combined federal, state, and local income tax rate applicable to an individual or corporation resident in New York, New York, whichever is higher (taking into account (X) the character of applicable income (e.g., long-term or short-term capital gain), (Y) income tax deductions (if allowable) for state and local income taxes) for such Estimated Tax Period (or portion thereof), and (Z) any applicable reduction in rate attributable to Section 199A of the Code) (the “Assumed Tax Rate”), and (B) the aggregate amount of taxable income or gain of the Company that is allocated or is estimated to be allocated to such Member for U.S. federal income tax purposes for such Estimated Tax Period (or portion thereof) and all prior Estimated Tax Periods (to the

22 extent no Tax Distribution has previously been made with respect to any amounts of taxable income or gain including to the extent such amounts of taxable income or gain were not taken into account in calculating the Tax Distribution Amount for which a Tax Distribution was previously made (e.g. if upon filing the Company’s final tax return for the applicable taxable year taxable income or gain of the Company is higher than estimated)) reduced, but not below zero, by any tax deduction, loss, or credit previously allocated to such Member and not previously taken into account for purposes of the calculation of the amount of any Tax Distribution Amount plus (ii) solely with respect to the Managing Member, to the extent the amounts described in clause (i) are not sufficient to permit the Managing Member to timely pay its actual U.S. federal, state, local, and foreign tax liabilities related to its share of the tax items of the Company and timely meet its obligations pursuant to the Tax Receivable Agreement, any incremental amount required to permit the Managing Member to timely pay such actual tax liabilities and timely meet its obligations pursuant to the Tax Receivable Agreement (with all Tax Distribution Amounts updated to reflect the final Company tax returns for each applicable taxable year). The Managing Member may adjust the Assumed Tax Rate as it reasonably determines is necessary to take into account the effect of any changes in applicable tax law. Tax Distribution Amounts pursuant to this Section 6.3 shall be computed without regard to the effect of any special basis adjustments or resulting adjustments to taxable income made pursuant to Sections 734(b), 743(b), and 754 of the Code. The Assumed Tax Rate shall be the same for all Members, regardless of the actual combined income tax rate of the Member or its direct or indirect owners. The Managing Member shall make, in its reasonable discretion, equitable adjustments (downward (but not below zero) or upward) to the Members’ Tax Distributions (but in any event pro rata in proportion to the Members’ respective number of Common Units) to take into account increases or decreases in the number of Common Units held by each Member during the relevant period. All Tax Distributions shall be treated for all purposes under this Agreement as advances against, and shall offset and reduce dollar-for-dollar, subsequent distributions under Section 6.1. 6.4 Amounts Withheld. To the extent the Company (or any entity in which the Company holds a direct or indirect interest) is required by law to deduct or withhold any amounts or to make tax payments (including, without limitation, any imputed underpayments under the Code, or similar amounts under state, local, or non-U.S. law) on behalf of or with respect to any Member, or if any entity in which the Company holds a direct or indirect interest is required to withhold on amounts payable to the Company or its Subsidiaries as a result of the status (e.g., based on tax residency or treaty qualification status) of a Member, the Company(or other applicable withholding agent) may deduct or withhold any such amounts and make any such tax payments as so required without any gross-up payments owed to the applicable Member or other Person. All such amounts deducted or withheld, or to be deducted or withheld, or payments made, or to be made, on behalf of a Member or as a result of the status of a Member (“Tax Amounts”) shall, at the option of the Managing Member, (i) be promptly paid to the Company (or the Managing Member, as applicable) by the Member on whose behalf such Tax Amounts were made or are to be made, or (ii) be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Member or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Member. Whenever the Managing Member selects option (ii) pursuant to the preceding sentence for repayment of a Tax Amount by a Member, for all other purposes of this Agreement such Member shall be treated as having received all distributions (whether before or upon liquidation) unreduced by the amount of such Tax Amount. At the reasonable request of the Managing Member, the Company, or any applicable withholding agent, the Members (or other applicable Persons) shall provide the Managing Member, the Company, or other applicable withholding agent with any necessary tax forms, including Internal Revenue Service Form W-9 or the appropriate series of Internal Revenue Service Form W-8, as applicable, or any other information or form that is reasonably relevant to determine whether any deduction or withholding is required. To the fullest extent permitted by law, each Member hereby agrees to indemnify and hold harmless the Company, the Managing Member, and the other Members from and against any liability (including, without limitation, any liability for taxes,

23 penalties, additions to tax, interest or imputed underpayments under Section 6232(a) of the Code, or similar amounts under state, local, or non-U.S. law) with respect to income attributable to or distributions or other payments or property deliverable to such Member, including any amounts required to be deducted or withheld in respect thereof. Each Member’s obligations under this Section 6.4 shall survive the termination, liquidation, winding up and dissolution of the Company for the applicable statute of limitations period and will survive any partial or complete transfer or redemption of a Member’s interest in the Company. 6.5 Limitations on Distribution. Notwithstanding any provision to the contrary contained in this Agreement, the Company will not make a distribution to any Member if such distribution would violate applicable law or the terms of any indebtedness of the Company. ARTICLE 7. BOOKS AND RECORDS 7.1 Books, Record and Financial Statements. 7.1.1 The number and type of Units issued to each Member shall be set forth opposite such Member’s name on the schedule of Members of the Company held by the Company in its books and records (the “Member Schedule”). The Member Schedule shall be maintained by the Managing Member on behalf of the Company in accordance with this Agreement. When any Units or other Equity Securities of the Company are issued, repurchased, redeemed, converted or Transferred in accordance with this Agreement, the Member Schedule shall be amended by the Managing Member to reflect such issuance, repurchase, redemption or Transfer, the admission of additional Members or substitute Members and the resulting Percentage Interest of each Member. Following the date hereof, no Person shall be admitted as a Member and no additional Units shall be issued except as expressly provided herein. 7.1.2 At all times during the continuance of the Company, the Managing Member shall cause the Company to maintain, at its principal place of business, separate books of account for the Company that will show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company’s business in accordance with generally accepted accounting principles consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement. 7.2 Accounting Methods. For financial reporting purposes and for purposes of determining Profits and Losses and other items required to be allocated pursuant to Article 5, the books and records of the Company will be kept on the accrual method of accounting, in accordance with GAAP consistently applied, and to the extent inconsistent therewith, in accordance with this Agreement. Such books and records and the entries therein will reflect all Company transactions and be appropriate for the Company’s business. 7.3 Audit. The financial statements of the Company, or of the Managing Member if such statements are prepared solely on a consolidated basis with the Managing Member, will be audited at the end of each Fiscal Year by the Company’s independent certified public accountant, with each such audit to be accompanied by a report of such accountant containing its opinion, addressed and provided to each of the Members. The cost of such audits will be an expense of the Company. A copy of any such audited financial statements and accountant’s report, and any management letters from such accountants, will be provided to the Members promptly upon receipt by the Company thereof. The Managing Member may select and change the Company’s independent public accountants.

24 ARTICLE 8. TAX MATTERS 8.1 Tax Matters Partner; BBA Rules. 8.1.1 Subject to the Purchase Agreement, the Managing Member is hereby initially designated as (i) “tax matters partner” of the Company for purposes of section 6231(a)(7) of the Code as in effect prior to the amendments made by the BBA Rules (and to the extent applicable for state and local tax purposes) and (ii) the “partnership representative” pursuant to section 6223 of the Code, as amended by Public Law 114-74, the Bipartisan Budget Act of 2015 and the Consolidated Appropriations Act of 2016, and any Treasury Regulations and other guidance promulgated thereunder (and as such term is defined under any analogous provision of state or local tax law), and any similar state or local legislation, regulations, or guidance (collectively, the “BBA Rules”), for U.S. federal income and applicable state and local income tax purposes for Fiscal Years for which the BBA Rules apply to the Company (in its capacity as “tax matters partner” or “partnership representative,” the “Tax Matters Partner”). For each such Taxable Year in which the Tax Matters Partner is an entity, the Company shall appoint the “designated individual” identified by the Tax Matters Partner to act on its behalf in accordance with the applicable Treasury Regulations or analogous provisions of state or local law. Each Member, by execution of this Agreement (and subject to the terms of the Purchase Agreement), hereby consents to the appointment of the Managing Member as Tax Matters Partner as set forth herein and agrees to execute, certify, acknowledge, deliver, swear to, file and record, at the appropriate public offices, such documents as may be necessary or appropriate to evidence such consent and agrees to take, and that the Managing Member is authorized to take (or cause the Company to take), such other actions as may be necessary pursuant to Treasury Regulations or other Internal Revenue Service or Treasury guidance or applicable state or local law to cause such designation. Subject to the terms of this Agreement and the Purchase Agreement, the Tax Matters Partner shall have the power and authority to (A) manage, control, settle, challenge, litigate, or prosecute, on behalf of the Company, any administrative proceeding or other Action at the Company level with the Internal Revenue Service or any other Governmental Entity relating to the determination of any item of Company income, gain, loss, deduction, or credit for federal income tax purposes or otherwise relating to the BBA Rules and (B) make any election under sections 6221-6241 of the Code, as amended by the BBA Rules. Notwithstanding anything else in this Agreement (and consistent with the terms of the Purchase Agreement), with respect to any tax audit, examination, proceeding, claimed deficiency or other similar tax matter relating to the Company or its Subsidiaries that pertains to taxable periods (or portions thereof) ending on or prior to the Effective Date, without the prior written consent of the Unitholder Representative (which may not be unreasonably withheld, conditioned or delayed), the Tax Matters Partner shall not settle or resolve such tax audit, examination, proceeding, claimed deficiency or other similar tax matter. 8.1.2 The Tax Matters Partner will, within ten (10) days of the receipt of any notice from the Internal Revenue Service in any administrative proceeding at the Company level relating to the determination of any Company item of income, gain, loss, deduction or credit, mail a copy of such notice to each Member. 8.1.3 If the Company (or any entity in which the Company owns a direct or indirect interest) is subject to any liabilities for taxes, interest, or penalties under Section 6225 of the Code (as amended by the BBA) or any similar state or local income tax statute (“Section 6225 Liabilities”), then except as otherwise provided in Section 8.1.1 or the Purchase Agreement the Member to whom such liabilities are attributable shall promptly pay such amount to the Company. For this purpose, if the Company is obligated to pay any portion of a Section 6225 Liability of any other entity treated as a partnership for income tax purposes in which the Company holds an equity interest under the governing documents of such entity or otherwise, the amount for which the Company is liable shall be treated as a

25 Section 6225 Liability of the Company for purposes of this Section 8.1.3. If the amount of a Section 6225 Liability attributable to a Member remains unpaid, the Company, subject to the terms of Section 8.1.1, shall reduce future distributions or payments to such Member by the amount of such unpaid liability (and such withheld amounts shall be treated as distributions to such Member hereunder). Each Member acknowledges that, notwithstanding the Transfer of all or any portion of its Common Units, it may remain liable for tax liabilities with respect to its allocable share of income and gain of the Company for the Company’s taxable years (or portions thereof) prior to such Transfer or redemption, as applicable under Section 6225 of the Code (as amended by the BBA), subject to the terms of this Agreement (including Section 8.1.1). 8.1.4 It is intended that, for purposes of determining whether any Section 6225 Liability is attributable to a Member under Section 8.1.3 of this Agreement, the Members shall (subject to the terms of this Agreement, including Section 8.1.1) bear the economic burdens of any such liability in the same manner (to the maximum extent possible) in which the burdens of such tax, interest and penalties would have been borne by the Members (or their respective direct or indirect equity owners) had the Company been entitled to “elect out” (and actually elected out) of the amendments made by the BBA under Section 6221(b) of the Code for the taxable year of the Company at issue, except to the extent that the Section 6225 Liability is unable to take into account partner-level attributes. 8.1.5 The Company shall not be obligated to pay any fees or other compensation to the Tax Matters Partner in its capacity as such. However, the Company shall reimburse and indemnify and hold harmless the Tax Matters Partner (and any “designated individual”) for any and all out-of-pocket costs and expenses (including reasonable attorneys and other professional fees) incurred by it in its capacity as Tax Matters Partner (or “designated individual”). 8.1.6 This Section 8.1 shall be interpreted to apply to Members and former Members and shall survive the transfer of a Member’s Ownership Interest, the termination of this Agreement, and the termination, dissolution, liquidation and winding up of the Company. 8.2 Section 754 Election. The Company and each Subsidiary of the Company that is treated as a partnership for U.S. federal income tax purposes shall have in effect an election under Section 754 of the Code for the taxable year in which the date of this Agreement occurs. Each Member will, upon request of the Tax Matters Partner, supply the information necessary to give effect to any such election. 8.3 Section 83(b) Elections. Each Member who acquires Units that are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code at the time of such acquisition shall consult with such Member’s tax advisor to determine the tax consequences of such acquisition and the advisability of filing an election under Section 83(b) of the Code with respect to such Units. Each Member who acquires Units that are intended to constitute profits interests, and at the time of such acquisition are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code shall make a timely election under Section 83 of the Code with respect to such Units. It is the sole responsibility of a Member, and not the Company, to file the election under Section 83(b) of the Code even if such Member requests the Company or any of its representatives to assist in making such filing. Each Member who files an election under Section 83(b) of the Code with respect to Units (including each Member who is required to file such an election under this Section 8.3) shall provide a copy of such election and proof of filing of such election to the Company on or before the due date for the filing of such election.

26 8.4 Other Tax Matters. 8.4.1 Certain Tax Agreements. 8.4.1.1 The Members and the Company intend that the conversion of the Previous Interests into interests in the Company in connection with the transactions contemplated by Section 4.2 be treated as a non-taxable recapitalization of the equity interests in the Company. The Members and the Company will, and the Other Members will cause all of their Affiliates to, file all tax returns consistent with the foregoing, unless otherwise required by applicable law including a determination of an applicable taxing authority that is final. 8.4.2 Tax Returns. 8.4.2.1 The Managing Member shall arrange for the preparation and filing of all tax returns required to be filed by the Company in accordance with the procedures set forth in this Section 8.4.2. 8.4.2.2 On or before April 15, June 15, September 15, and December 15 of each Fiscal Year (or, if the due dates for estimated tax payments applicable to the Members or their equityholders are modified after the date of this Agreement, on or before such modified due dates), the Company shall send to each Person who was a Member at any time during the prior quarter, an estimate of information that each such Member reasonably requires in connection with discharging its tax reporting and estimated tax payment obligations. 8.4.2.3 Except as otherwise provided in Section 12.05 of the Purchase Agreement: As soon as reasonably practicable after the end of a Fiscal Year, the Managing Member shall cause the Company to provide to the Unitholder Representative, on behalf of each Member, a statement showing an estimate of each Member’s state tax apportionment information and each Member’s estimated allocations of taxable income, gains, losses, deductions and credits for such Fiscal Year and, as soon as reasonably practicable following the end of the prior Fiscal Year, the Managing Member shall cause the Company to provide to the Unitholder Representative, on behalf of each Member, a statement showing each Member’s final state tax apportionment information and allocations to the Members of taxable income, gains, losses, deductions and credits for such Fiscal Year and a completed Internal Revenue Service Schedule K-1 (and, if applicable, completed Schedules K-2 and K-3) (the statements referred to in this sentence, collectively, the “Tax Statements”). 8.4.3 Classification of Subsidiaries. The Company and System1 Midco, LLC will, after the closing of the transactions contemplated by the Purchase Agreement and related contracts, each be treated as a partnership for U.S. federal and applicable state and local income tax purposes. 8.5 Adverse Tax Consequences. Notwithstanding anything to the contrary in this Agreement, the Purchase Agreement, the Previous Agreement, the Registration Rights Agreement, the Shareholders’ Agreement, the Tax Receivable Agreement or the Warrant Agreements: 8.5.1 The Managing Member shall have the authority to, and shall, take any steps it determines are necessary or appropriate to prevent the Company from being taxable as a corporation for U.S. federal income tax purposes. In furtherance of the foregoing, except with the consent of the Managing Member, no Transfer by a Member of its Units (including any Redemption, Direct Exchange, conversion of any interest into a Unit or any other acquisition of Units by any Person or the Company) may be made to or by any Person if such Transfer, Redemption, Direct Exchange, conversion, acquisition or other action could result in the Company being unable to qualify for one or more of the “safe harbors”

27 set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the Internal Revenue Service setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code). 8.5.2 All Transfers shall also be subject to the limitations set forth in Schedule A. ARTICLE 9. LIABILITY, EXCULPATION AND INDEMNIFICATION 9.1 Exculpation. 9.1.1 A “Covered Person” shall mean any Member, any Affiliate of a Member, any partner, shareholder, member, director, officer, agent, or employee of any Member or of any Affiliate of any Member, any director, officer, agent, or employee of the Company or of any of its Subsidiaries, and any Person who, at the request of the Company serves in any capacity on behalf of another entity, including, without limitation, any director, officer or employee of the Managing Member. For the avoidance of doubt, the Unitholder Representative shall be a Covered Person. No Covered Person will be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person will be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence, willful misconduct, or knowing violation of the law or of this Agreement. 9.1.2 A Covered Person will be fully protected in relying in good faith upon the records of the Company (or such other entity which he or she serves) and upon such information, opinions, reports or statements presented to the Company (or such other entity which he or she serves) by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who in the reasonable belief of such Covered Person has been selected with reasonable care by or on behalf of the Company (or such other entity which he or she serves), including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid. 9.2 Indemnification by the Company. 9.2.1 To the fullest extent permitted by law, in addition to any indemnification obligations of the Managing Member, the Company shall indemnify any Covered Person to the extent and in the manner specified in this Section 9.2. 9.2.2 A Covered Person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of alleged acts or omissions in his capacity as a Covered Person (a “Covered Proceeding”), other than a Covered Proceeding brought by or in the right of the Company or the Members generally, shall be indemnified and held harmless by the Company from and against all losses, claims, damages, liabilities, costs, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts which the Covered Person may actually and reasonably incur in connection with or by reason of such Covered Proceeding, by reason of any acts, omissions, or alleged acts or omissions committed directly or indirectly on behalf of the Company (whether or not the Covered Person is still acting in such capacity at the commencement of or during such Covered Proceeding),

28 except to the extent that such act or omission was done fraudulently or in bad faith or as a result of willful and wanton misconduct or gross negligence or except to the extent that, with respect to any criminal action or proceeding, such Person had reasonable cause to believe his conduct was unlawful. The termination of any Covered Proceeding by judgment, order, conviction, plea, settlement, or its equivalent, shall not of itself create a presumption that the act or omission was done fraudulently or in bad faith or as a result of wanton or willful misconduct or, with respect to any criminal Covered Proceeding, that the Person had reasonable cause to believe that his conduct was unlawful. 9.2.3 A Covered Person who was or is a party, or is threatened to be made a party, by reason of alleged acts or omissions in his capacity as a Covered Person, to any Covered Proceeding brought by or in the right of the Company or of the Members generally to procure a judgment in its or their favor, shall be indemnified and held harmless as set forth in Section 9.2.2 to the extent that such Covered Person acted in good faith and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of the Company. If the Covered Person shall have been adjudicated by final and non-appealable order in such Covered Proceeding to be liable to the Company or to the Members generally, then the indemnification provided for in the preceding sentence shall apply only to the extent that the tribunal having jurisdiction over such Covered Proceeding shall determine that, despite the adjudication of liability, in view of all the circumstances of the case, the Covered Person is fairly and reasonably entitled to such indemnification. 9.2.4 The Company shall pay, (i) from the inception of a Covered Proceeding and for its entire duration, all costs and expenses of the Covered Person with respect to such Covered Proceeding as they become due, including without limitation reasonable legal fees and expenses, and (ii) in connection with the termination of a Covered Proceeding (whether or not appellate or other review proceedings are taken or contemplated), all judgments, fines, settlement payments, other costs and expenses (including reasonable legal fees and expenses) and other amounts incurred by the Covered Person, provided that in each case described in clause (i) or (ii), the Covered Person shall have delivered to the Company a written undertaking to repay all such amounts to the Company to the extent it is determined, as provided in Section 9.2.2 or Section 9.2.3, that the Covered Person is not entitled to indemnification with respect to part or all of the amounts paid. 9.2.5 The Managing Member shall control the defense of any Covered Person in a Covered Proceeding as well as any settlement with respect to such Covered Person, including without limitation the selection and direction of counsel. The Covered Person shall not consent to the entry of any judgment or other dispositive order or to any settlement without the consent of the Managing Member. The Managing Member and counsel selected by it shall not consent to the entry of any judgment or other dispositive order as to the Covered Person which does not provide for a complete and unconditional release of all liability in favor of the Covered Person. 9.2.6 The obligations of the Company under this Section 9.2 shall be enforceable solely against the assets of the Company, and not against the assets of any Member, of any securityholder of the Managing Member, or of any officer, director, agent, or employee of the Company or the Managing Member. The provisions of this Section 9.2 are solely for the benefit of the Covered Person and his, her, or its heirs, personal representatives, successors, and assigns. 9.2.7 The rights and remedies granted a Covered Person by this Section 9.2 shall be in addition to, and not in lieu of, (i) any and all rights and remedies available to a Covered Person against the Company or any other Person, whether conferred by any provision of law, by any agreement, bylaw, articles of incorporation, or other document, or by any resolution or other action, and (ii) any and all rights and claims available to a Covered Person under any policy of insurance. Amounts payable under this Section 9.2 shall not be reduced or deferred by reason of any such other rights, remedies, or claims

29 which may be available to a Covered Person, provided however, that a Covered Person shall have only one satisfaction with respect to amounts incurred, and provided further, that the Company shall be subrogated to a Covered Person’s claims against other Persons and under any policy of insurance, to the extent of payments made by the Company to such Covered Person under this Section 9.2. Notwithstanding anything herein to the contrary, no Person shall be entitled to any rights under this Section 9.2 without the prior written consent of the Managing Member. 9.3 Insurance. The Company may purchase and maintain such insurance with such coverages on behalf of Covered Persons and such other Persons as the Managing Member may determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company (or such other entity which he or she serves), regardless of whether the Company (or such entity) would have the power to indemnify such Person against such liability under the provisions of this Agreement. The Managing Member and the Company may enter into indemnity contracts with Covered Persons or other parties and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 9.2.2 above and containing such other procedures regarding indemnification as are appropriate, provided that such contracts and procedures shall not be in derogation of the protections provided by this Article 9. No Covered Person shall be permitted to make a claim under any insurance coverage purchased and maintained by the Company without the prior written consent of the Managing Member. For the avoidance of doubt, any costs or liabilities under any indemnity contract entered into by the Managing Member with a Covered Person shall be paid by the Company. ARTICLE 10. RESTRICTIONS ON TRANSFERS OF OWNERSHIP INTERESTS 10.1 Transfers by the Managing Member. Except as otherwise provided in this Agreement, including in Sections 4.9, 4.10, 4.11 and 10.5, the Managing Member may not Transfer all or any part of its Ownership Interest without the Consent of the Members (other than the Managing Member) holding at least a majority of the aggregate Common Units then outstanding and held by such Members. 10.2 Transfers by Members. 10.2.1 Except as set forth in Section 10.2.2 or Section 10.5, to the fullest extent permitted by law, no Member may Transfer (such transferring Member, a “Transferor”) all or any part of such Member’s Ownership Interests without the prior written consent of the Managing Member, which consent may be given or withheld in the Managing Member’s sole and absolute discretion. Unless a Transferee is admitted as a substitute Member in accordance with Section 10.3, a Transfer by a Member of all or any part of such Member’s Common Units shall not release such Member from any of such Member’s obligations or liabilities hereunder or limit the Managing Member’s rights with respect to such Member of any nature whatsoever arising under this Agreement; provided, that any such Transferee shall be entitled to allocations and distributions with respect to its Common Units but shall not have any of the other rights of a Member under this Agreement. 10.2.2 The restrictions contained in the first sentence of Section 10.2.1 shall not apply to any of the following (each, a “Permitted Transfer” and each transferee, a “Permitted Transferee”): (i)(A) a Transfer pursuant to a Redemption in accordance with Article 11 or (B) a Transfer by a Member to another Member, the Company or any of its Subsidiaries, (ii) a Transfer to an Affiliate of, or owner of an equity interest in, a Member (including any distribution by such Member to its members, partners or shareholders or any redemption of the equity interests in such Member held by one or more of its members, partners or shareholders, and any related distributions or redemptions by such members, partners or shareholders to their respective members, partners or shareholders) or (iii) any Transfer of

30 equity or other interests in such Member (including, for the avoidance of doubt, any Transfers of equity or other interests in the Managing Member) so long as such Transfer is consistent with the terms of any agreement with the Managing Member and/or the Company; provided, however, that (x) the restrictions contained in this Agreement will continue to apply to the transferred Units after any Permitted Transfer of such Units, and (y) in the case of the foregoing clause (ii), prior to such Transfer the transferor will deliver a written notice to the Managing Member, which notice will disclose in reasonable detail the identity of the proposed Permitted Transferee. For the avoidance of doubt, Permitted Transfers shall in any case be subject to Section 8.5. 10.3 Certain Provisions Applicable to Transfers. Any Person who acquires Common Units in accordance with this Agreement (“Transferee”) shall be admitted as a Member upon the satisfaction of the following conditions: 10.3.1 the Transferee agrees to be bound by all the terms and provisions of this Agreement applicable to it; 10.3.2 the Transferor and Transferee execute and acknowledge such other instruments, in form and substance satisfactory to the Managing Member, as the Managing Member may deem necessary or desirable to effect such substitution; and 10.3.3 such Transfer does not (A) cause the Company to become a “publicly traded partnership”, as such term is defined in Section 469(k)(2) or 7704 of the Code. For purposes of this Article 10, a transaction shall be deemed to be a Transfer, irrespective of its form, if it has economic effect which is substantially equivalent to that of a Transfer under the relevant circumstances. 10.4 Pledges. A holder of Common Units may pledge or grant a security interest in such Common Units subject to the following conditions: 10.4.1 such holder provides thirty (30) days’ prior written notice of the pledge or grant to the Managing Member; 10.4.2 such pledge or grant of security interest shall be made in connection with a bona fide extension of credit by a Person (the “Lender”) who in the ordinary course of such Person’s business engages in such extensions of credit; and 10.4.3 prior to completing such pledge or grant of security interest, such holder shall deliver to the Managing Member an undertaking or other instrument reasonably satisfactory to the Managing Member (and for the benefit of each holder of Common Units) in which the Lender acknowledges and agrees that the exercise by the Lender of remedies involving Transfer of ownership of such shares or of rights appurtenant thereto will be a Transfer subject to all the terms of conditions of this Agreement. Notwithstanding the foregoing, the Managing Member may prevent a holder from pledging or granting a security interest in its Common Units if it determines that the exercise of the Lender’s remedies could cause a Transfer otherwise prohibited by this Agreement, including a Transfer prohibited by Section 10.3.3. 10.5 Certain Transactions with Respect to the Managing Member.

31 10.5.1 In connection with a Change of Control Transaction, each Member shall, and the Managing Member shall have the right, in its sole discretion, to require each Member to effect a Redemption of all or a portion of such Member’s Common Units, pursuant to which such Common Units will be exchanged for shares of Class A Common Stock (or economically equivalent cash or securities of a successor entity), mutatis mutandis, in accordance with the Redemption provisions of Article 11 (applied for this purpose as if the Managing Member had delivered an Election Notice that specified a Share Settlement with respect to such Redemption) and otherwise in accordance with this Section 10.5.1. Any such Redemption pursuant to this Section 10.5.1 shall be effective immediately prior to the consummation of such Change of Control Transaction (and, for the avoidance of doubt, shall be contingent upon the consummation of such Change of Control Transaction and shall not be effective if such Change of Control Transaction is not consummated) (the date of such Redemption pursuant to this Section 10.5.1, the “Change of Control Date”). From and after the Change of Control Date, (i) the Common Units subject to such Redemption shall be deemed to be transferred to the Managing Member on the Change of Control Date and (ii) each such Member shall cease to have any rights with respect to the Common Units subject to such Redemption (other than the right to receive shares of Class A Common Stock (or economically equivalent cash or equity securities in a successor entity) pursuant to such Redemption). In the event of an expected Change of Control Transaction, the Managing Member shall provide written notice of an expected Change of Control Transaction to all Members within the earlier of (x) five (5) Business Days following the execution of a definitive agreement providing for such Change of Control Transaction and (y) ten (10) Business Days before the proposed date upon which the contemplated Change of Control Transaction is to be effected, including in such notice such information as may reasonably describe the Change of Control Transaction, subject to applicable law or regulation, including the date of execution of such agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for shares of Class A Common Stock in the Change of Control Transaction and any election with respect to types of consideration that a holder of shares of Class A Common Stock, as applicable, shall be entitled to make in connection with a Change of Control Transaction (which election shall be available to each Member on the same terms as holders of shares of Class A Common Stock). Following delivery of such notice and on or prior to the Change of Control Date, the Members shall take all actions reasonably requested by the Managing Member to effect such Redemption, including taking any action and delivering any document required pursuant to this Section 10.5.1 to effect such Redemption. 10.5.2 In the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization, or similar transaction with respect to Class A Common Stock (a “Pubco Offer”) is proposed by the Managing Member or is proposed to the Managing Member or its stockholders and approved by the Board or is otherwise effected or to be effected with the consent or approval of the Board, the Managing Member shall provide written notice of the Pubco Offer to all Members within the earlier of (i) five (5) Business Days following the execution of an agreement (if applicable) with respect to, or the commencement of (if applicable), such Pubco Offer and (ii) ten (10) Business Days before the proposed date upon which the Pubco Offer is to be effected, including in such notice such information as may reasonably describe the Pubco Offer, subject to applicable law or regulation, including the date of execution of such agreement (if applicable) or of such commencement (if applicable), the material terms of such Pubco Offer, including the amount and types of consideration to be received by holders of shares of Class A Common Stock in the Pubco Offer, any election with respect to types of consideration that a holder of shares of Class A Common Stock, as applicable, shall be entitled to make in connection with such Pubco Offer, and the number of Common Units held by such Member that is applicable to such Pubco Offer. The Members shall be permitted to participate in such Pubco Offer by delivering a written notice of participation that is effective immediately prior to the consummation of such Pubco Offer (and that is contingent upon consummation of such offer), and shall include such information necessary for consummation of such offer as requested by the Managing Member. In the case of any Pubco Offer that was initially proposed by the Managing Member, the Managing Member shall use reasonable best efforts

32 to enable and permit the Members to participate in such transaction to the same extent or on an economically equivalent basis as the holders of shares of Class A Common Stock, and to enable such Members to participate in such transaction without being required to exchange Common Units prior to the consummation of such transaction. 10.5.3 In the event that a transaction or proposed transaction constitutes both a Change of Control Transaction and a Pubco Offer, the provisions of Section 10.5.1 shall take precedence over the provisions of Section 10.5.2 with respect to such transaction, and the provisions of Section 10.5.2 shall be subordinate to provisions of Section 10.5.1, and may only be triggered if the Managing Member elects to waive the provisions of Section 10.5.1. ARTICLE 11. REDEMPTION 11.1 Redemption Right of a Member. 11.1.1 Each Member (other than the Managing Member and its Subsidiaries) shall be entitled to cause the Company to redeem (a “Redemption”) its Class B Units in whole or in part (the “Redemption Right”) at any time and from time to time following the waiver or expiration of the Lock- Up Period (as defined in the bylaws of the Managing Member), relating to the shares of the Managing Member that may be applicable to such Member, subject to Section 8.5. A Member desiring to exercise its Redemption Right (each, a “Redeeming Member”) shall exercise such right by giving written notice (the “Redemption Notice”) to the Company with a copy to the Managing Member. The Redemption Notice shall specify the number of Class B Units (the “Redeemed Units”) that the Redeeming Member intends to have the Company redeem and a date, not less than three (3) Business Days nor more than ten (10) Business Days after delivery of such Redemption Notice (unless and to the extent that the Managing Member in its sole discretion agrees in writing to waive such time periods), on which exercise of the Redemption Right shall be completed (the “Redemption Date”); provided, that the Company, the Managing Member and the Redeeming Member may change the number of Redeemed Units and/or the Redemption Date specified in such Redemption Notice to another number and/or date by mutual agreement signed in writing by each of them; provided, further, that if the Redemption Date for any Redemption with respect to which the Managing Member does not elect to provide a Cash Settlement falls within any Black-Out Period, then the Redemption shall occur on the next Business Day following the end of such Black-Out Period; provided, further, that in the event the Managing Member elects a Share Settlement, the Redemption may be conditioned (including as to timing) by the Redeeming Member on the closing of an underwritten distribution of the shares of Class A Common Stock that may be issued in connection with such proposed Redemption; provided, further, that to the extent a Redemption is made in connection with the Redeeming Member’s proper exercise of its rights to participate in a Piggyback Registration pursuant to Section 3(a) of the Registration Rights Agreement, the Redemption Date shall be the date on which the offering with respect to such Piggyback Registration is completed. Unless the Redeeming Member has revoked or delayed a Redemption as provided in Section 11.1.4, on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date): 11.1.1.1 the Redeeming Member shall Transfer and surrender, free and clear of all liens and encumbrances the Redeemed Units to the Company (including any certificates representing the Redeemed Units if they are certificated); 11.1.1.2 the Managing Member shall, in accordance with Section 6.2(a) of the Certificate of Incorporation of the Managing Member, select one share of Class C Common Stock held by the Redeeming Member for each Redeemed Unit, which share will automatically and without further

33 action on the part of the Managing Member and the Redeeming Member be transferred to the Managing Member for no consideration and thereupon the Managing Member shall promptly take all necessary action to cause such share to be retired, and such share thereafter may not be reissued by the Managing Member; and 11.1.1.3 the Company shall (x) cancel the Redeemed Units, (y) transfer to the Redeeming Member the consideration to which the Redeeming Member is entitled under Section 11.1.2, and (z) if the Units are certificated, issue to the Redeeming Member a certificate for a number of Class B Units equal to the difference (if any) between the number of Class B Units evidenced by the certificate surrendered by the Redeeming Member pursuant to clause (i) of this Section 11.1.1 and the Redeemed Units. 11.1.2 The Managing Member shall have the option as provided in Section 11.2 to elect to have the Redeemed Units be redeemed in consideration for either a Share Settlement or a Cash Settlement. The Managing Member shall give written notice (the “Election Notice”) to the Company (with a copy to the Redeeming Member) of such election within three (3) Business Days of receiving the Redemption Notice; provided, that if the Managing Member does not timely deliver an Election Notice, the Managing Member shall be deemed to have elected the Share Settlement method (subject to the limitations set forth above). 11.1.3 In the event the Managing Member elects a Share Settlement in connection with a Redemption, a Redeeming Member shall be entitled to revoke its Redemption Notice or delay the consummation of a Redemption if any of the following conditions exists: 11.1.3.1 any registration statement pursuant to which the resale of the Class A Common Stock to be registered for such Redeeming Member at or immediately following the consummation of the Redemption shall have ceased to be effective pursuant to any action or inaction by the SEC or no such resale registration statement has yet become effective; 11.1.3.2 the Managing Member shall have failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such Redemption; 11.1.3.3 the Managing Member shall have exercised its right to defer, delay or suspend the filing or effectiveness of a registration statement and such deferral, delay or suspension shall affect the ability of such Redeeming Member to have its Class A Common Stock registered at or immediately following the consummation of the Redemption; 11.1.3.4 the Redeeming Member is in possession of any material non-public information concerning the Managing Member, the receipt of which results in such Redeeming Member being prohibited or restricted from selling Class A Common Stock at or immediately following the Redemption without disclosure of such information (and the Managing Member does not permit disclosure of such information); 11.1.3.5 any stop order relating to the registration statement pursuant to which the Class A Common Stock was to be registered by such Redeeming Member at or immediately following the Redemption shall have been issued by the SEC; 11.1.3.6 there shall have occurred a material disruption in the securities markets generally or in the market or markets in which the Class A Common Stock is then traded;

34 11.1.3.7 there shall be in effect an injunction, a restraining order or a decree of any nature of any Governmental Authority that restrains or prohibits the Redemption; 11.1.3.8 the Managing Member shall have failed to comply in all material respects with its obligations under the Registration Rights Agreement, and such failure shall have affected the ability of such Redeeming Member to consummate the resale of Class A Common Stock to be received upon such Redemption pursuant to an effective registration statement; or 11.1.3.9 the Redemption Date would occur three (3) Business Days or less prior to, or during, a Black-Out Period; If a Redeeming Member delays the consummation of a Redemption pursuant to this Section 11.1.3, the Redemption Date shall occur on the fifth (5th) Business Day following the date on which the condition(s) giving rise to such delay cease to exist (or such other day as the Managing Member, the Company and such Redeeming Member may agree in writing). 11.1.4 The number of shares of Class A Common Stock (or the Redeemed Units Equivalent amount, if applicable) (together with any Corresponding Rights) applicable to any Share Settlement or Cash Settlement shall not be adjusted on account of any distributions previously made with respect to the Redeemed Units or dividends previously paid with respect to Class A Common Stock; provided, however, that if a Redeeming Member causes the Company to redeem Redeemed Units and the Redemption Date occurs subsequent to the record date for any distribution with respect to the Redeemed Units but prior to payment of such distribution, the Redeeming Member shall be entitled to receive such distribution with respect to the Redeemed Units on the date that it is made notwithstanding that the Redeeming Member Transferred and surrendered the Redeemed Units to the Company prior to such date; provided, further, however, that a Redeeming Member shall be entitled to receive any and all distributions pursuant to Section 6.3 that such Redeeming Member otherwise would have received in respect of income allocated to such Member for the portion of any tax year irrespective of whether such distribution(s) are declared or made after the Redemption Date. For the avoidance of doubt and for the purpose of avoiding duplication, the Redeeming Member entitled to receive any distribution pursuant to the preceding sentence shall not also receive the dividend declared on the applicable Share Settlement in connection with the same distribution. 11.1.5 In the case of a Share Settlement, in the event a reclassification or other similar transaction occurs following delivery of a Redemption Notice, but prior to the Redemption Date, as a result of which shares of Class A Common Stock are converted into another security, then a Redeeming Member shall be entitled to receive the amount of such other security (and, if applicable, any Corresponding Rights) that the Redeeming Member would have received if such Redemption Right had been exercised and the Redemption Date had occurred immediately prior to the record date of such reclassification or other similar transaction. 11.1.6 Notwithstanding anything to the contrary contained herein, neither the Company nor the Managing Member shall be obligated to effectuate a Redemption if such Redemption could (as determined in the reasonable discretion of the Managing Member) cause the Company to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant to Section 7704 of the Code or successor provisions of the Code. 11.2 Election and Contribution of the Managing Member. Unless the Redeeming Member has timely revoked or delayed a Redemption as provided in Section 11.1.4, subject to Section 11.5, on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (i) the Managing Member shall make a capital contribution to the Company (in the form of the Share

35 Settlement or the Cash Settlement, as determined by the Managing Member in accordance with Section 11.1.2), and (ii) the Company shall issue to the Managing Member a number of Class A Units equal to the number of Redeemed Units surrendered by the Redeeming Member. Notwithstanding any other provisions of this Agreement to the contrary, but subject to Section 11.3, in the event that the Managing Member elects a Cash Settlement, the Managing Member shall only be obligated to contribute to the Company an amount in respect of such Cash Settlement equal to the Redeemed Units Equivalent with respect to such Cash Settlement, which in no event shall exceed the amount actually paid by the Company to the Redeeming Member as the Cash Settlement. 11.3 Direct Exchange Right of the Managing Member. 11.3.1 Notwithstanding anything to the contrary in this Article 11 (save for the limitations set forth in Section 11.1 regarding the Managing Member’s option to select the Share Settlement or the Cash Settlement, and without limitation to the rights of the Members under this Article 11, including the right to revoke a Redemption Notice), the Managing Member may, in its sole and absolute discretion, elect to effect on the Redemption Date the exchange of Redeemed Units for the Share Settlement or the Cash Settlement, as the case may be, through a direct exchange of such Redeemed Units and the Share Settlement or the Cash Settlement, as applicable, between the Redeeming Member, on the one hand, and the Managing Member, on the other hand (a “Direct Exchange”) (rather than contributing the Share Settlement or the Cash Settlement, as the case may be, to the Company for purposes of the Company redeeming the Redeemed Units from the Redeeming Member in consideration of the Share Settlement or the Cash Settlement, as applicable. Upon such Direct Exchange pursuant to this Section 11.4, the Managing Member shall acquire the Redeemed Units and shall be treated for all purposes of this Agreement as the owner of such Units. 11.3.2 The Managing Member may, at any time prior to a Redemption Date (including after delivery of an Election Notice), deliver written notice (an “Exchange Election Notice”) to the Company and the Redeeming Member setting forth its election to exercise its right to consummate a Direct Exchange; provided, that such election is subject to the limitations set forth in Article 11 and does not unreasonably prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. An Exchange Election Notice may be revoked by the Managing Member at any time; provided, that any such revocation does not unreasonably prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. The right to consummate a Direct Exchange in all events shall be exercisable for all of the Redeemed Units that would have otherwise been subject to a Redemption. 11.3.3 Except as otherwise provided by this Section 11.4, a Direct Exchange shall be consummated pursuant to the same timeframe as the relevant Redemption would have been consummated if the Managing Member had not delivered an Exchange Election Notice and as follows: 11.3.3.1 the Redeeming Member shall transfer and surrender, free and clear of all liens and encumbrances, the Redeemed Units to the Managing Member; 11.3.3.2 the Managing Member shall pay to the Redeeming Member the Share Settlement or the Cash Settlement, as applicable; and 11.3.3.3 the Company shall (x) register the Managing Member as the owner of the Redeemed Units and (y) if the Units are certificated, issue to the Redeeming Member a certificate for a number of Class B Units equal to the difference (if any) between the number of Class B Units evidenced by the certificate surrendered by the Redeeming Member pursuant to this Section 11.4 and the

36 Redeemed Units, and issue to the Managing Member a certificate for the number of Redeemed Units acquired from the Redeeming Member pursuant to this Section 11.4. 11.4 Reservation of Shares of Class A Common Stock; Listing; Certificate of Incorporation. At all times the Managing Member shall reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon a Share Settlement in connection with a Redemption, such number of shares of Class A Common Stock as shall be issuable upon any such Share Settlement pursuant to a Redemption; provided that nothing contained herein shall be construed to preclude the Managing Member from satisfying its obligations in respect of any such Share Settlement pursuant to a Redemption by delivery of purchased Class A Common Stock (which may or may not be held in the treasury of the Managing Member) or by way of Cash Settlement. Subject to the terms of the Registration Rights Agreement, the Managing Member shall deliver Class A Common Stock that has been registered under the Securities Act with respect to any Share Settlement pursuant to a Redemption to the extent a registration statement is effective and available with respect to such shares. The Managing Member shall use its commercially reasonable efforts to list the Class A Common Stock required to be delivered upon any such Share Settlement pursuant to a Redemption prior to such delivery upon each national securities exchange upon which the outstanding shares of Class A Common Stock are listed at the time of such Share Settlement pursuant to a Redemption (it being understood that any such shares may be subject to transfer restrictions under applicable securities laws). The Managing Member covenants that all shares of Class A Common Stock issued in connection with a Share Settlement pursuant to a Redemption will, upon issuance, be validly issued, fully paid and non-assessable. The provisions of this Article 11 shall be interpreted and applied in a manner consistent with any corresponding provisions of the Managing Member’s certificate of incorporation (if any). 11.5 Effect of Exercise of Redemption. This Agreement shall continue notwithstanding the consummation of a Redemption by a Member and all rights set forth herein shall continue in effect with respect to the remaining Members and, to the extent the Redeeming Member has any remaining Class B Units following such Redemption, the Redeeming Member. No Redemption shall relieve a Redeeming Member of any prior breach of this Agreement by such Redeeming Member. 11.6 Tax Treatment. Unless otherwise required by applicable law, the parties hereto agree to treat any Redemption or Direct Exchange as a direct exchange between the Managing Member and the Redeeming Member for U.S. federal and applicable state and local income tax purposes and each of the Company, the Managing Member and the applicable Redeeming Members and their respective Affiliates shall report any Redemption or Direct Exchange consistent therewith for all U.S. federal and applicable state and local income tax purposes unless otherwise required by applicable law including a determination of an applicable taxing authority that is final. ARTICLE 12. DISSOLUTION, LIQUIDATION AND TERMINATION 12.1 Dissolution. The Company will be dissolved and its affairs will be wound up upon the occurrence of the first of any of the following events: (a) the written agreement of Members holding 80% of the Units then outstanding; or (b) dissolution required by operation of law. 12.2 Notice of Dissolution. Upon the dissolution of the Company, the Managing Member will promptly notify each of the Members of such dissolution. 12.3 Liquidation. Upon dissolution of the Company, the Managing Member, as liquidating trustee, will immediately commence to wind up the Company’s affairs; provided, however, that a

37 reasonable time will be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to enable the Members to minimize the losses attendant upon a liquidation. The Members will continue to share Profits and Losses and other items required to be allocated under Section 4.3, in the same manner as before the dissolution of the Company. The proceeds of liquidation will be applied (i) first, to the payment of amounts owed to creditors, (ii) then to the establishment of such reserves for contingent liabilities and costs of liquidation as the Managing Member may reasonably determine, and (iii) then to distributions to the Members in accordance with Section 6.1 or Section 6.2. 12.4 Termination. The Company will terminate when all of the assets of the Company have been distributed in the manner provided for in Section 12.3. Notwithstanding the foregoing, Section 3.5, Article 5, Article 8, Article 9, this Article 12 and Article 14 will survive termination of the Company and this Agreement in accordance with their terms. 12.5 Claims of the Members. Members and former Members will look solely to the Company’s assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members will have no recourse against the Company or any other Member. ARTICLE 13. PROCEDURES FOR ACTIONS AND CONSENTS OF MEMBERS 13.1 Procedures for Actions and Consents of Members. The actions requiring Consent of any Member or Members pursuant to this Agreement, including Section 3.6 hereof, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article 13. 13.2 Actions and Consents of Members. 13.2.1 Meetings of the Members may be called only by the Managing Member to transact any business that the Managing Member determines. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Members entitled to act at the meeting not less than seven (7) days nor more than sixty (60) days prior to the date of such meeting. Members may vote in person or by proxy at such meeting. Unless approval by a different number or proportion of the Members is required by this Agreement, the affirmative vote of Members holding a majority of the outstanding Units held by the Members entitled to act on any proposal shall be sufficient to approve such proposal at a meeting of the Members. Whenever the vote, consent or approval of Members is permitted or required under this Agreement, such vote, consent or approval may be given at a meeting of Members by written Consent in accordance with the procedure prescribed in Section 13.2.2 hereof. 13.2.2 Any action requiring the Consent of any Member or group of Members pursuant to this Agreement or that is required or permitted to be taken at a meeting of the Members may be taken without a meeting if a consent in writing or by electronic transmission setting forth the action so taken or consented to is given by Members whose affirmative vote would be sufficient to approve such action or provide such Consent at a meeting of the Members. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as the affirmative vote of such Members at a meeting of the Members. Such consent shall be filed with the Managing Member. An action so taken shall be deemed to have been taken at a meeting held on the effective date so specified by the Managing Member. For purposes of obtaining a Consent in writing or by electronic transmission, the Managing Member may require a response within a reasonable specified time, but not less than fifteen (15) days,

38 and failure to respond in such time period shall constitute a Consent to the Managing Member’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite Consents are received even if prior to such specified time. 13.2.3 Each Member entitled to act at a meeting of the Members may authorize any Person or Persons to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Each proxy must be signed by the Member or its attorney-in-fact. Every proxy shall be revocable in the discretion of the Member executing it, such revocation to be effective upon the Company’s receipt of written notice of such revocation from the Member executing such proxy, unless such proxy states that it is irrevocable and is coupled with an interest. 13.2.4 The Managing Member may set, in advance, a record date for the purpose of determining the Members (i) entitled to Consent to any action, (ii) entitled to receive notice of or vote at any meeting of the Members or (iii) in order to make a determination of Members for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of the Members, not less than five (5) days, before the date on which the meeting is to be held or Consent is to be given. If no record date is fixed, the record date for the determination of Members entitled to notice of or to vote at a meeting of the Members shall be at the close of business on the day on which the notice of the meeting is sent, and the record date for any other determination of Members shall be the effective date of such Member action, distribution or other event. When a determination of the Members entitled to vote at any meeting of the Members has been made as provided in this section, such determination shall apply to any adjournment at such meeting. 13.2.5 Each meeting of Members shall be conducted by the Managing Member or such other Person as the Managing Member may appoint pursuant to such rules for the conduct of the meeting as the Managing Member or such other Person deems appropriate in its sole and absolute discretion. Without limitation of the foregoing, meetings of Members may be held at the same time as and as part of, and conducted in the same manner as, the meetings of the Managing Member’s stockholders. ARTICLE 14. MISCELLANEOUS 14.1 Notices. All notices provided for in this Agreement will be in writing, duly signed by the party giving such notice, addressed as follows: (a) If given to the Company, to the Managing Member at the address for such Member set forth on Exhibit A; and (b) If given to any Member or any of such Member’s members or shareholders, at its address set forth on Exhibit A. All notices required or permitted by this Agreement shall be given by overnight first class mail, postage prepaid, sent by commercial overnight courier service or by electronic mail (with a subject indicating that it is a notice pursuant to this Agreement). Any such notice will be deemed to have been duly given or made and to have become legally effective, in each case, only at the time of receipt thereof by both the primary Person to whom it is directed and each Person to whom a copy is required to be sent in accordance with Exhibit A. Any provision in this Agreement referring to the “giving” or “delivery” of a notice shall be construed in accordance with the preceding sentence.

39 14.2 Failure to Pursue Remedies. The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement will not prevent a subsequent act, which would have originally constituted a violation from having the effect of an original violation. 14.3 Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party will not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise. 14.4 Binding Effect. Subject to other applicable provisions of this Agreement, this Agreement will be binding upon and inure to the benefit of the parties and, to the extent permitted by this Agreement, their successors, heirs, legal representatives and assigns. Whenever any provision of this Agreement refers to a Member, such provision shall be deemed to refer also to any Transferee of an Ownership Interest of such Member, subject to other applicable provisions of this Agreement. 14.5 Interpretation. All references to “this Agreement” include the exhibits, schedules, and appendixes hereto. Throughout this Agreement, nouns, pronouns and verbs will be construed as masculine, feminine, neuter, singular or plural, whichever will be applicable. All references herein to Sections, subsections, paragraphs or clauses, or to exhibits, schedules or appendixes, will refer to corresponding provisions of this Agreement. Use of the word “including” shall mean “including without limitation,” unless otherwise stated. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day. When calculating the time period before which, within which or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. 14.6 Severability. The invalidity or unenforceability of any particular provision of this Agreement will not affect the other provisions hereof, and this Agreement will be construed in all respects as if such invalid or unenforceable provision were omitted. 14.7 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the parties hereto had signed the same document. All counterparts will be construed together and will constitute one instrument. 14.8 Integration. This Agreement and all Exhibits and Appendices hereto, together with all other agreements that will become effective on the Effective Date, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and shall supersede all prior agreements and understanding pertaining hereto. 14.9 Amendments. Subject to the Shareholders Agreement, this Agreement may be amended, supplemented, waived or modified by the written consent of the Managing Member in its sole discretion without the approval of any other Member or other Person; provided, however, that, in the event of any conflict between this Agreement and the Purchase Agreement, the Purchase Agreement shall govern; in the event of any conflict between this Agreement and the Tax Receivable Agreement, the Tax Receivable Agreement shall govern; and in the event of any conflict between this Agreement and the Shareholders Agreement, the Shareholders Agreement shall govern. 14.10 Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

40 14.11 Governing Law. This Agreement and the rights of the parties hereunder will be interpreted in accordance with the laws of the State of Delaware and all rights and remedies will be governed by such laws without regard to principles of conflict of laws. 14.12 Consent to Jurisdiction. Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of any state or federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement, and each party hereby irrevocably agrees that all claims asserted in such action or proceeding shall be heard and determined in any such court. Each party further irrevocably waives any objection which such party may now or hereafter have to the venue of the state or federal court in the State of Delaware having jurisdiction, and irrevocably agrees not to assert that such court is an inconvenient forum. 14.13 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Sixth Amended and Restated Limited Liability Company Operating Agreement of S1 HOLDCO, LLC, as of the date first above written. THE COMPANY: S1 HOLDCO, LLC, a Delaware limited liability company /s/ Michael Blend Name: Michael Blend Title: CEO & Chairman of the Board

THE MANAGING MEMBER: SYSTEM1, INC., a Delaware corporation /s/ Michael Blend Name: Michael Blend Title: CEO and Chairman of the Board

Schedule A LIMITATIONS ON TRANSFERS 1. No Member may exercise its Redemption Right with respect to less than 1000 Class B Units or, if fewer, the entirety of the Units owned by such Member. 2. No Member may exercise its Redemption Right more than four times in a calendar year. 3. Redemptions must be in compliance with the Managing Member’s then in-force policy for Redemptions, as determined from time to time by the Board.

EXHIBIT A Names and Addresses of the Members for Notice and Other Purposes If to the Company or the Managing Member: c/o S1 HoldCo, LLC 4235 Redwood Avenue Marina del Rey, CA 90066 Attention: Daniel Weinrot, General Counsel Email: dweinrot@system1.com With a copy to: Latham & Watkins LLP 355 South Grand Avenue, Suite 100 Los Angeles, CA 90071-1560 Attention: Steven Stokdyk and Alex Voxman Email: steven.stokdyk@lw.com; alex.voxman@lw.com